UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.)

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EASTGROUP PROPERTIES, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EASTGROUP PROPERTIES

2026
Notice of Annual Meeting of Shareholders and Proxy Statement

May 21, 2026 | Thursday | 08:00 a.m., Central Time

7448

Core Values

E — Ethics & Integrity

G — Strong Governance & Responsible Growth

P — Positive Culture & Community Impact

Letter to Shareholders

Funds from operations attributable to common stockholders(1) increased 7.5%

Same property net operating income (cash basis)(1) increased 6.7%

Acquired approximately 740,000 square feet of operating properties and approximately 300 acres of development land

Declared dividends of $5.90 per share, marking 184 consecutive quarters of cash dividends

April 10, 2026
Dear Fellow Shareholders,
In 2025, our time-tested strategy allowed us to navigate a volatile environment and, once again, deliver a record year of performance and enhance shareholder value. Your Board of Directors actively oversees our strategy, while maintaining our people-first and values-driven approach to our business.
Our Strong Portfolio
The cornerstone of sustained financial performance is our high-quality, diverse and resilient portfolio and strategic land holdings. In 2025, we continued to modernize our portfolio, acquiring properties in markets that align with our long-term strategy. As a result, 2025 marked another year of multi-consecutive year-over-year increases in funds from operations attributable to common stockholders (“FFO”), same property net operating income (“PNOI”), and rental rates. We believe we are well-positioned to capitalize on future growth opportunities across our markets.
Our Talented Team
Our record financial performance is not possible without our great people who continue to execute at a very high level. We have a deep bench of talent, as evidenced by the series of leadership promotions announced at the end of 2025. Collectively, this group has spent nearly 70 years with EastGroup, and these promotions reflect our confidence in their ability to grow and drive shareholder value.
This year, Kathy Sandstrom is not standing for election as a director nominee at our 2026 Annual Meeting of Shareholders. We appreciate her years of sound advice, leadership, expertise, and dedicated service to the Company. Kathy will be greatly missed. Pamela Kessler has been nominated for election to the Board of Directors. We are excited about the opportunity for Pamela to join the Board of Directors and provide her expertise and perspective as the Co-Chief Executive Officer, Co-President, and former Chief Financial Officer of a publicly traded REIT.
Our Culture and Values
We have a unique family-oriented, employee-focused and entrepreneurial culture. We also focus on our relationships with our tenants, partners and communities. We believe this people-first approach drives high engagement and satisfaction levels, evidenced by our low employee turnover and strong lease metrics.
On the environmental side, we continue to seek opportunities to enhance operational efficiency, reduce utility costs and improve climate resilience. Recent property-level awards and recognitions highlight our commitment to excellence in sustainable building design, management and operational practices.
Our Commitment to Our Shareholders
Our strong 2025 results support our commitment to deliver value to our shareholders. For 2025, we declared dividends of $5.90 per share. We have increased or maintained dividends for 33 consecutive years, with increases in each of the last 14 years. At December 31, 2025, the ten-year compounded annual total return (dividends plus change in our common stock price) to shareholders was 15.6%. We also continued to maintain a strong and flexible balance sheet.
We hope you can join us at our 2026 Annual Meeting of Shareholders. You will find information about the meeting, including matters to be voted on, in this proxy statement. On behalf of the entire Board of Directors, we thank you for your continued support of our company. We are proud of our people and our performance and we believe our business and future prospects remain resilient.

Marshall A. Loeb Chief Executive Officer and Director	Donald F. Colleran Chairman of the Board
(1)FFO and Same PNOI Excluding Income from Lease Terminations (Cash Basis) are not computed in accordance with Generally Accepted Accounting Principles (“GAAP”). Refer to Appendix A: Reconciliations of GAAP to Non-GAAP Measures.

2026 Proxy Statement	1

2	EastGroup Properties

2025 Performance Highlights
Company Overview
EastGroup Properties, Inc. (New York Stock Exchange (“NYSE”): EGP), a member of the S&P Mid-Cap 400 and Russell 2000 Indexes, is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in high-growth markets throughout the United States with an emphasis in the states of Texas, Florida, California, Arizona and North Carolina. The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 20,000 to 100,000 square foot range). The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets. EastGroup’s portfolio, including development projects and value-add acquisitions in lease-up and under construction, included approximately 65 million square feet as of December 31, 2025. References in this proxy statement to “we,” “us,” “our,” “ours,” the “Company” or “EastGroup” refer to EastGroup Properties, Inc., unless the context otherwise requires.

Portfolio Snapshot As of December 31, 2025, our portfolio included the following:

OPERATING:		LEASE-UP:		UNDER CONSTRUCTION:

644	61,561,000	14	1,935,000	13	1,538,000
buildings	square feet	buildings	square feet	buildings	square feet

Geographic Focus		Property Focus

•High-Growth Markets •Emphasis in Local Economies Growing Faster than the U.S. Economy •Economic Cycle Diversification		•65 million Square Feet Under Ownership •Multi-tenant •In-fill Sites/Supply Constrained Submarkets		•Last Mile E-commerce Locations •Shallow Bay Industrial •Competitive Protection Through Location

2026 Proxy Statement	3

2025 Performance Highlights
Business and Strategic Highlights

CAPITALIZATION (As of 12.31.2025)
DIVIDEND GROWTH
(As of Fourth Quarter 2025)
•Declared 184th Consecutive Quarterly Cash Dividend – $1.55 per Share
•Increased or Maintained Cash Dividend for 33 Consecutive Years
•Dividend Has Increased 30 of the Past 33 Years – Increased in Each of the Last 14 Years

OPERATING RESULTS

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS (PER DILUTED SHARE)	SAME PNOI GROWTH(1) (EXCLUDING INCOME FROM LEASE TERMINATIONS) (CASH BASIS)	FFO(1) PER DILUTED SHARE	LEASED OPERATING PORTFOLIO

98.7%
97.1%
97.0%
100%
80%
60%
40%
20%
0%
2023
2024
2025

(1)FFO and Same PNOI Excluding Income from Lease Terminations (Cash Basis) are not computed in accordance with GAAP. Refer to Appendix A: Reconciliations of GAAP to Non-GAAP Measures.

PRIMARY GOAL	OUR PORTFOLIO	STRATEGY FOR GROWTH

Maximize shareholder value by being a leading provider in our markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 20,000 to 100,000 square foot range).
	65.4 million	Ownership of premier distribution facilities in high-growth markets, generally clustered near major transportation features in supply-constrained submarkets.
square feet
As of March 31, 2026 (including development projects and value-add acquisitions in lease-up and under construction).

4	EastGroup Properties

2025 Performance Highlights
2025 Company Highlights

EARNINGS PERFORMANCE	TOTAL SHAREHOLDER	SAME PNOI GROWTH
$4.87 per diluted share Net Income Attributable to Common Stockholders in 2025	RETURN (“TSR”)
	89th percentile ranking compared to Nareit Industrial Index constituents for the three year period ended 2025	6.7% Same PNOI Excluding Income from Lease Terminations (Cash Basis)(1) growth year over year
▲ 4.5% over 2024
$8.98 per diluted share FFO(1) in 2025
▲ 7.5% over 2024

OCCUPANCY	LEASING	ACQUISITIONS
96.5% occupancy at the end of 2025 96.5% same property average occupancy for 2025 6.8% of total annualized base rent represented by our top 10 customers at December 31, 2025
9.3 million
square feet of operating portfolio leases signed in 2025
40.1%
increase in rental rates on new and renewal leases in 2025
85.7%
of expiring square feet renewed or re-leased within the quarter of expiration during 2025
$261.7 million in acquisitions during 2025 739,000 square feet operating properties acquired 300 acres development land acquired

DEVELOPMENT AND VALUE-ADD PROGRAM	DIVIDENDS	MANAGEMENT OF THE BALANCE SHEET
$499.9 million
projected total investment with 17 projects (3,473,000 square feet) at December 31, 2025, including 7 development projects (1,439,000 square feet) started in 2025 with a projected total investment of $178.6 million
	$5.90 per share declared annual cash dividends in 2025 increased annual cash dividends declared in 2025 by 10.5%	$267.0 million Common Stock issued under our continuous common equity program in 2025 at an average of $180.14 per share $250.0 million senior unsecured term loans closed in 2025

(1)FFO and Same PNOI Excluding Income from Lease Terminations (Cash Basis) are not computed in accordance with GAAP. Refer to Appendix A: Reconciliations of GAAP to Non-GAAP Measures.

2026 Proxy Statement	5

2025 Performance Highlights

Environmental Stewardship

GREEN BUILDING CERTIFICATIONS AND AWARDS

•Numerous properties have been certified through the U.S. Green Building Council's Leadership in Energy and Environmental Design (“LEED®”) green building program, ENERGY STAR® and the BOMA 360 Performance Program® (“BOMA 360”) of the Building Owners and Managers Association (“BOMA”) International®.
•Gateway Commerce Park in Miami was awarded the 2025 BOMA International TOBY Award in the Industrial category, an award honoring excellence in building management and operations. Each of the property’s five buildings are certified through BOMA BEST Sustainable (silver level) and BOMA 360, exemplifying our continued commitment to high standards of excellence across all areas of operations and management.
•Spanish Ridge Industrial Park in Las Vegas was recently awarded the BOMA Nevada 2026 TOBY Award for Outstanding Building of the Year in the category of Industrial Building Over 200,000 Square Feet.

SUSTAINABLE PROPERTY DEVELOPMENT

•Our development and value-add program has produced tremendous value for our shareholders. We prioritize the use of energy and water efficient fixtures during development and consistently invest in efficiency improvements for existing properties, such as LED lighting, white reflective roofing, electric vehicle charging stations and smart sensor irrigation systems.
•EastGroup’s unsecured revolving credit facility is subject to a sustainability-linked pricing component, with the opportunity for a lower interest margin and facility fee based on the number of newly constructed buildings with qualifying electric vehicle charging stations as a percentage of total qualifying buildings for each fiscal year. We have received the maximum reductions available under the agreement for 2026 (-4.0 and -1.0 basis points), based on our performance metric for the year ended December 31, 2025.

ENVIRONMENTAL PERFORMANCE

•EastGroup continues to work with a consulting firm to track and benchmark the Company’s environmental data (including water, waste and energy consumption and related GHG emissions) and further expand its corporate responsibility policies, practices and voluntary disclosures. Using the data obtained from these efforts, we completed our third annual GRESB Real Estate and Public Disclosure Assessments during 2025, which provided additional insight into our corporate responsibility-related management and performance as compared to industry peers.
•The Company adopted our Corporate Responsibility Policy during 2024, formalizing our commitments, goals and targets related to topics such as environmental sustainability, climate resilience, social responsibility, stakeholder engagement and corporate governance.

6 years of corporate responsibility reporting of voluntary sustainability-related disclosures and performance metrics

41 of our buildings (4.0 million square feet) have previously obtained LEED® or BOMA 360 green building certifications

8 of our buildings (1.7 million square feet) obtained 2025 ENERGY STAR Certification

6	EastGroup Properties

2025 Performance Highlights

Social Initiatives

We believe our employees are a critical component of our success and long-term sustainability, and we are committed to providing a rewarding and inclusive work environment.

FLEXIBLE WORK ENVIRONMENT AND LOW TURNOVER

•We offer remote work up to two days per week for most employees, with generous paid time off. •Our voluntary and involuntary turnover rates were only 3% and 4%, respectively, for 2025.

COMPENSATION AND BENEFITS

•EastGroup offers a comprehensive employee benefits program to support the overall well-being of our employees.
•In addition to competitive pay and benefits, we offer:
–a robust 401(k) matching program with additional discretionary profit-sharing contributions,
–a company-wide equity compensation award program,
–employer-paid health insurance for all full-time employees,
–performance-based annual bonuses based on a percentage of salary.

RESPONSIBLE AND SAFE WORK ENVIRONMENT

•EastGroup has an array of policies and practices that we believe help create a safe, professional and inclusive work environment, including our Code of Ethics and Business Conduct, Ethics Line, Standards of Conduct, Equal Opportunity & Commitment to Diversity, ADA & Reasonable Accommodation, Family Medical Leave, Parental Leave, Community Service, Workplace Violence Prevention, Cybersecurity, Corporate Responsibility Policy, Human Rights Statement, Vendor Code of Conduct, Commitment to Safety & Health and Safety Policy, Healthy, Wealthy, Wise Benefits Summary, and an Environmental Management System.
•We are pleased to report that no work-related injuries or illnesses were recorded amongst EastGroup employees in 2025.

TRAINING AND DEVELOPMENT

•Our employees are provided with training, education and peer mentoring programs to further develop their professional skill sets, enhancing the level of customer service provided to our customers and the quality of information disclosed to our stakeholders.
•We have a formal certificate-based learning program for all employees and continually evaluate the relevance and effectiveness of the training offered. Learning objectives include topics such as ethics and anti-corruption, cybersecurity, anti-discrimination, diversity and inclusion, unconscious bias, anti-harassment and workplace safety.
•EastGroup also offers our employees reimbursement for professional designations and continuing education.

For Governance Highlights see page 10.

Our Team WORKFORCE STATISTICS as of March 31, 2026

105 full-time employees

9 years Workforce Average Tenure

12 years Officers Average Tenure

86% of employees at manager level or above were promoted from within the Company

13% of our employees self-identified as members of a racial or ethnic minority group

EXECUTIVES

ALL OFFICERS

ALL EMPLOYEES

2025 NEW HIRES

2026 Proxy Statement	7

Proxy Voting Roadmap

Proposal 1 Election of Directors

The Board recommends a vote FOR each director nominee.	See Page 13-31 for more details.

Director Nominees

Name and Primary Occupation	Age	Director Since	Committee Membership (1)
			AC	CC	NCGC	IC
D. Pike Aloian INDEPENDENT Managing Director of Neuberger Berman	71	1999
H. Eric Bolton, Jr. INDEPENDENT Executive Chairman and Former Chief Executive Officer of Mid-America Apartment Communities, Inc.	69	2013
Donald F. Colleran INDEPENDENT Chairman of the Board since 2023 Former President and Chief Executive Officer of FedEx Express	70	2017
David M. Fields INDEPENDENT Senior Advisor and Former Executive Vice President, Chief Administrative Officer and General Counsel of Sunset Development Company	68	2022
Pamela J. Kessler INDEPENDENT Co-President and Co-Chief Executive Officer of LTC Properties, Inc.	60	Nominee
Marshall A. Loeb Chief Executive Officer and Director of EastGroup Properties, Inc.	63	2016
Mary E. McCormick INDEPENDENT Former Executive Director of the Center for Real Estate at The Ohio State University	68	2005

AC	Audit Committee	Chairperson
CC	Compensation Committee	Member
NCGC	Nominating and Corporate Governance Committee
IC	Investment Committee
(1)Committee memberships are indicated for director nominees who are currently serving on the Board.

8	EastGroup Properties

Proxy Voting Roadmap

Director Nominee Snapshot
Director Nominee Skills and Experience
ACCOUNTING AND FINANCE
CAPITAL MARKETS
E-COMMERCE AND LOGISTICS
CORPORATE RESPONSIBILITY MATTERS
PUBLIC COMPANY BOARD EXPERIENCE
REAL ESTATE OPERATIONS AND INVESTMENT
REGULATORY, LEGAL OR RISK MANAGEMENT
SENIOR LEADERSHIP AND STRATEGIC INITIATIVES

GENDER IDENTITY

2020	2026

RACIAL IDENTITY

2020	2026

AGE

2020	2026

TENURE

2020	2026

2026 Proxy Statement	9

Proxy Voting Roadmap
Corporate Governance Highlights

Independent Oversight
•Six of the seven Board nominees are independent
•100% independent Audit, Compensation and Nominating and Corporate Governance Committees
•Separation of Chairman and CEO positions
•Audit Committee meets with independent and internal auditors at least quarterly
•Full Board oversight of strategy, risk management and corporate responsibility matters

Board Refreshment
•Annual director elections by shareholders (non-staggered board)
•Two of the seven Board nominees are women, and one nominee identifies as a racial or ethnic minority
•Chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee rotated in 2020; Chairperson of the Nominating and Corporate Governance Committee rotated again in 2022
•The membership of each Board committee was refreshed in 2025

Sound Compensation Practices
•All stock-based incentive plans have been approved by shareholders
•Robust stock ownership guidelines for directors and executive officers
•No individual director meeting fees
•Shares granted to employees and directors have been less than 1% of the shares outstanding over the last three years
•Compensation is strongly tied to performance, and we do not have employment agreements, automatic salary increases or guaranteed bonuses
•The Board has adopted a clawback policy that applies to both cash and equity incentive compensation
•No hedging or pledging of Company securities by directors or executive officers
•No excessive perquisites
•No supplemental executive retirement plans
•No tax gross-ups and no single-trigger provisions

Other Best Practices
•General and administrative expense as a percentage of revenue was less than 5% for the years ended December 31, 2025 and 2024
•Interested parties may communicate directly with the Board through a link on the Company’s website
•Educational resources are provided to our Board of Directors through our Director Education Program
•No collective bargaining agreements

Proposal 2 Ratification of Independent Registered Public Accounting Firm

The Board recommends a vote FOR proposal 2.	See Page 33-35 for more details.

10	EastGroup Properties

Proxy Voting Roadmap

Proposal 3 Non-Binding, Advisory Vote on Executive Compensation

The Board recommends a vote FOR proposal 3.	See Page 36-70 for more details.

Executive Compensation Snapshot

Target Compensation Mix
	CEO	Other NEOs	Metrics and Key Features

Base Salary			Set at competitive levels to attract and retain executive talent, with annual peer benchmarking of our Named Executive Officers’ salaries

Annual Cash and Equity Incentive Target
Performance Metrics: A balanced mix of
▶4 separate financial metrics commonly used to measure REIT performance, and
▶individual objectives to align compensation with Company strategic goals
Form of Payment and Vesting: 67% cash and 33% equity. Cash is paid and 34% of the equity vests at the end of the 1-year performance period, with the remaining equity vesting ratably over an additional two years.

Long Term Incentive Equity Target

70% Performance- Based
Performance Metrics:
▶50% relative TSR (Nareit Equity Index)
▶50% relative TSR (Nareit Industrial Index)
Vesting: 75% after 3-year performance period, with the remainder vesting the following year subject to continued employment

30% Service-Based			Vesting: Over four years

2026 Proxy Statement	11

Notice of 2026 Annual Meeting of Shareholders
400 W. Parkway Place, Suite 100
Ridgeland, Mississippi 39157
To the Shareholders:

DATE AND TIME May 21, 2026 (Thursday) 8:00 a.m. (Central Time)	LOCATION (ONLINE): www.virtualshareholdermeeting.com/EGP2026	WHO CAN VOTE Shareholders as of March 20, 2026 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

Items of Business
At the 2026 Annual Meeting of Shareholders (the “Meeting”), shareholders will be asked to:

1	Elect the seven director nominees named in this proxy statement for a one-year term to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

2	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3	Approve, by a non-binding, advisory vote, the compensation of our Named Executive Officers as described in this proxy statement; and

4	Transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.
All shareholders of record at the close of business on March 20, 2026 are entitled to notice of and to vote at the Meeting or any adjournment thereof.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders electronically. We believe these rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Meeting.
By Order of the Board of Directors
Staci H. Tyler
Executive Vice President, Chief Financial Officer and Treasurer
Dated: April 10, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON MAY 21, 2026. THIS PROXY STATEMENT AND OUR 2025 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT WWW.PROXYVOTE.COM

Whether or not you plan to attend the 2026 Annual Meeting of Shareholders, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. You may authorize your proxy via the Internet or by telephone by following the instructions on the website indicated in the materials you received in the mail. If you received a Notice of Availability of Proxy Materials, you may also request a paper or an e-mail copy of our proxy materials and a paper proxy card at any time. If you receive a copy of the proxy card by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided. If you attend the Meeting, you may vote via the virtual platform during the Meeting if you wish, even if you previously have submitted your proxy. However, please note that if your shares are held of record by a bank, broker or similar organization and you wish to vote via the virtual platform during the Meeting, you must obtain a “legal proxy” issued in your name from such bank, broker or similar organization.

12	EastGroup Properties

Proxy Statement
The following information is furnished in connection with the 2026 Annual Meeting of Shareholders (the “Meeting”) of EastGroup Properties, Inc. (the “Company”), to be held on May 21, 2026 at 8:00 a.m., Central Time, in a virtual meeting format. This proxy statement and 2025 Annual Report to Shareholders are first being made available, and a Notice Regarding the Availability of Proxy Materials is first being mailed, to shareholders on or about April 10, 2026.

Proposal 1

Election of Directors

•Based on the recommendation of the Nominating and Corporate Governance Committee, Pamela J. Kessler will stand for election as a new director of the Company at the Company’s 2026 Annual Meeting of Shareholders.
•Ms. Sandstrom has not been nominated for re-election. The Board’s decision not to recommend her for re-election was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. Ms. Sandstrom will continue to serve on the Board until the Company’s 2026 Annual Meeting.
•The nominees for director are: D. Pike Aloian, H. Eric Bolton, Jr., Donald F. Colleran, David M. Fields, Pamela J. Kessler, Marshall A. Loeb, and Mary E. McCormick. Except for Ms. Kessler, all nominees are currently serving as directors of the Company.
•Unless instructed otherwise, proxies will be voted “FOR” the nominees listed above, to serve until the Company’s 2027 Annual Meeting and until their successors are duly elected and qualify. Although the directors do not contemplate that any of the nominees will be unable to serve prior to the Meeting, if such a situation arises, your proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.
•Nominees receiving more “For” votes than votes cast “Against” will be elected. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

The Board unanimously recommends that shareholders vote “FOR” the election of each director nominee.

Board Composition and Refreshment
Our Board believes that ongoing director succession planning and regular evaluation of the Company’s needs and strategic direction are key to assembling a board comprised of directors who collectively possess the skills and experience necessary for effective functioning of the Board.
Evaluation of Board Composition and Succession Planning
Our Board has an ongoing director succession planning process and Board governance practices designed to provide for a highly independent, well-qualified Board, with the diversity, experience and background to be effective and to provide strong oversight. Our Board regularly evaluates the needs of the Company and values a mix of new directors, who bring fresh perspectives and enhanced skills, and longer-serving directors who provide continuity and experience with our strategies and risk management processes. The Nominating and Corporate Governance Committee has the primary responsibility for developing a succession plan for the Board, and as part of carrying out that responsibility, regularly discusses director succession and refreshment of the Board to ensure that the Board is effective and composed of qualified directors in light of the needs of the Board. See also “Board and Committee Evaluations.”

2026 Proxy Statement	13

Proposal 1: Election of Directors

1
Review of Board Composition
2
Annual Board and Committee Evaluations
3
Identification and Selection of New Director Candidates
4
Consider Director Time Commitments and Tenure
5
Board Refreshment and Succession Planning

Continued Board Refreshment

Director Nominee Changes from 2020 to 2026
Our 2026 director nominees demonstrate a continued commitment to thoughtful Board refreshment and enhanced diversity of perspectives on our Board. As a result of this commitment, we have:

Doubled the number of women on our Board (from one to two)	Added two new diverse directors	Reduced average director nominee age by three years	Reduced average director nominee tenure by eight years	Enhanced the Board Skills related to Corporate Responsibility, Capital Markets and Regulatory, Legal or Risk Management

14	EastGroup Properties

Proposal 1: Election of Directors
Director Nominee Biographical Information and Experience
The biography of each director nominee below contains information regarding that person’s principal occupation, tenure with the Company, business experience, other director positions currently held or held at any time during the past five years, and the specific experience, qualifications, attributes or skills that led to the conclusion by the Board that such person should serve as a director of the Company.

Professional Experience
•Managing Director of Neuberger Berman, a New York-based investment management firm since 2020
•Partner of Almanac Realty Investors, LLC (“Almanac”) and its predecessor entities through 2020, when the firm was acquired by Neuberger Berman
•Serves as a Senior Advisor to the Almanac Investment Committee
Relevant Skills
•Brings financial and investment experience, knowledge of capital markets and experience on the boards of other public and private companies to our Board
•Plays a senior role advising the Almanac Investment Committee in the management of its investment portfolio of public and private real estate companies

D. Pike Aloian, 71 INDEPENDENT Director Since 1999 Board Positions: Compensation Committee Investment Committee Education •Harvard College •MBA from Columbia University Graduate School of Business

	Accounting and Finance	Capital Markets	Public Company Board Experience

	Real Estate Operations and Investment	Senior Leadership and Strategic Initiatives

Professional Experience
•Executive Chairman of Mid-America Apartment Communities, Inc. (“MAA”) (NYSE: MAA), a real estate investment trust (“REIT”) that owns and operates apartment communities, since 2025 and served as Chief Executive Officer and Chairman of the Board of Directors of MAA from 2001 to 2025 and 2002 to 2025, respectively
•Joined MAA in 1994 as Vice President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996; prior to that time, he was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors
•Served on the Board of Directors of Interstate Hotels and Resorts, Inc. from 2008 to 2010
•Served on the National Association of Real Estate Investment Trusts (“Nareit”) Executive Board
Other Public Company Directorships
•Ryman Hospitality Properties, Inc. (NYSE: RHP), Audit Committee, 2025 - present
Relevant Skills
•Provides valuable expertise to the Board with over 30 years of executive leadership in the public REIT sector
•His professional experience and financial background enhance the Board’s collective expertise

H. Eric Bolton, Jr., 69
INDEPENDENT
Director Since 2013
Board Positions:
Audit Committee
Compensation Committee (Chairperson)
Investment Committee
Education
•BBA in Accounting from the University of Memphis
•MBA with a concentration in Finance and Real Estate from the University of North Texas

Accounting and Finance	Capital Markets	Corporate Responsibility Matters

Public Company Board Experience	Real Estate Operations and Investment	Regulatory, Legal or Risk Management

Senior Leadership and Strategic Initiatives

2026 Proxy Statement	15

Proposal 1: Election of Directors

Professional Experience
•President and Chief Executive Officer of FedEx Express from 2019 to 2023 and also served on the Strategic Management Committee of FedEx Corporation (“FedEx”), which sets the strategic direction for FedEx
•Joined FedEx in 1989, where he served in a variety of leadership roles including Executive Vice President, Chief Sales Officer of FedEx from 2016 to 2019 and Executive Vice President, Global Sales of FedEx Services from 2006 to 2016
•Serves as a Senior Advisor for Jefferies Financial Group Inc. since 2024
Other Public Company Directorships
•ABM Industries, Inc. (NYSE: ABM), Compensation Committee, 2018 - present
Relevant Skills
•Brings deep experience through his global and executive leadership positions
•Provides valuable insight to the Company and the Board regarding operational and strategic issues

Donald F. Colleran, 70
INDEPENDENT
Director Since 2017
Board Positions:
Chairman of the Board
Compensation Committee
Nominating and Corporate Governance Committee
Education
•BBA degree from the University of New Hampshire

E-Commerce and Logistics	Public Company Board Experience	Regulatory, Legal or Risk Management

Senior Leadership and Strategic Initiatives

Professional Experience
•Served, from 2014 to 2025, as Executive Vice President, Chief Administrative Officer and General Counsel of Sunset, the San Ramon, California-based developer, owner and manager of Bishop Ranch, home to 400 businesses, along with retail, entertainment and plans for more than 8,000 residential homes
•Executive Vice President and Chief Administrative Officer of Bayer Properties in Birmingham, Alabama from 2006 to 2013
•Served as counsel to the industrial and retail divisions at the Irvine Company in Newport Beach, California prior to becoming Vice President and General Counsel of Irvine Company Retail Properties
•Serves as a Senior Advisor to Sunset Development Company since 2025
Other Public Company Directorships
•CBL & Associates Properties, Inc., (NYSE: CBL), Chair of Nominating and Corporate Governance Committee, Compensation Committee, 2021 - present
Relevant Skills
•Has more than 30 years of experience leading multiple disciplines for major companies with large-scale branded real estate
•Brings to our Board his extensive background in strategic planning, executive leadership, legal and compliance matters, technology and human resources with prior profit and loss statement responsibility

David M. Fields, 68
INDEPENDENT
Director Since 2022
Board Positions:
Compensation Committee
Nominating and Corporate Governance Committee
Education
•BA degree from Yale University
•Juris Doctor degree from Harvard Law School

Corporate Responsibility Matters	Public Company Board Experience	Real Estate Operations and Investment

Regulatory, Legal or Risk Management	Senior Leadership and Strategic Initiatives

16	EastGroup Properties

Proposal 1: Election of Directors

Professional Experience
•Co-President and Co-Chief Executive Officer of LTC Properties, Inc. (“LTC”) (NYSE: LTC), a REIT investing in seniors housing and care properties, since May 2020 and December 2024, respectively, and served as LTC’s Chief Financial Officer from 2007 to 2024
•Joined LTC in 2000 as Vice President and Controller and served as Senior Vice President, Executive Vice President and Corporate Secretary between 2000 and 2007
•Served as the Corporate Controller for a privately held commercial and multifamily real estate developer; Director of Financial Reporting for Irvine Apartment Communities, a Southern California apartment REIT; and as Assistant Controller of the Inland Empire division of KB Home, a publicly traded homebuilder
•Physicians Realty Trust (formerly NYSE: DOC), Audit Committee, 2018 until its 2024 merger with Healthpeak Properties, Inc. (NYSE: DOC)
•Serves on Nareit’s Advisory Board of Governors
Other Public Company Directorships
•Healthpeak Properties, Inc., Audit Committee, 2024 until the conclusion of Healthpeak’s 2026 Annual Shareholder Meeting
Relevant Skills
•Certified Public Accountant (inactive)
•Brings to the Board extensive experience in executive leadership roles in the public REIT sector as well as financial expertise having served as Chief Financial Officer of a publicly traded REIT

Pamela J. Kessler, 60 INDEPENDENT Director Nominee Education •BA in Economics from the University of California, Irvine

	Accounting and Finance	Capital Markets	Corporate Responsibility Matters

	Public Company Board Experience	Real Estate Operations and Investment	Regulatory, Legal or Risk Management

Senior Leadership and Strategic Initiatives

Professional Experience
•Rejoined the Company as President and Chief Operating Officer in March 2015 and named Chief Executive Officer and a director in January 2016
•Served as President and Chief Operating Officer of Glimcher Realty Trust, a former retail REIT, from 2005 to 2015
•Chief Financial Officer of Parkway Properties, Inc., a former office REIT, from 2000 to 2005
•Previously employed by the Company from 1991 to 2000, beginning as an intern and rising to senior vice president
•Serves on Nareit’s Executive Board and Governance Committee
Other Public Company Directorships
•Lamar Advertising Company, (Nasdaq: LAMR), Audit Committee, 2018 - present
Relevant Skills
•Has over 30 years of experience with publicly held REITs
•Brings real estate industry, finance, operations, development, and executive leadership expertise to the Board

Marshall A. Loeb, 63
Director Since 2016
Board Positions:
Investment Committee
(Chairperson)
Education
•BS in Accounting and Master of Tax Accounting from the University of Alabama
•MBA from the Harvard Graduate School of Business

Accounting and Finance	Capital Markets	Public Company Board Experience

Real Estate Operations and Investment	Senior Leadership and Strategic Initiatives

2026 Proxy Statement	17

Proposal 1: Election of Directors

Professional Experience
•Executive Director of the Center for Real Estate at The Ohio State University from 2017 to 2022, where she also served as a Senior Lecturer at the Fisher College of Business
•Served the Ohio Public Employees Retirement System from 1989 through 2005, where she was responsible for directing real estate investments and overseeing an internally managed REIT portfolio
•Served on the boards of multiple public and private real estate companies and as a Senior Advisor for Almanac Realty Investors, LLC from 2010 to 2016
•Held a number of leadership positions for a variety of national and regional real estate associations, including Chairperson of the Pension Real Estate Association
•Serves on the advisory board of Citymark Capital, from 2022 to present
Other Public Company Directorships
•Xenia Hotels and Resorts, Inc., (NYSE: XHR), Audit Committee and Nominating and Corporate Governance Committee, 2015 - present
Relevant Skills
•Brings valuable experience in real estate operations, finance, and capital markets, aligning with the Company’s strategic priorities and supporting the Board’s oversight role

Mary E. McCormick, 68 INDEPENDENT Director Since 2005 Board Positions: Audit Committee (Chairperson) Investment Committee Education •Bachelor’s degree and an MBA from The Ohio State University

	Accounting and Finance	Capital Markets	Corporate Responsibility Matters

	Public Company Board Experience	Real Estate Operations and Investment	Regulatory, Legal or Risk Management

Senior Leadership and Strategic Initiatives

18	EastGroup Properties

Proposal 1: Election of Directors
Director Nominee Skills and Diversity Matrix

Link to Strategy

ACCOUNTING AND FINANCE	As a publicly traded company, we believe an understanding of accounting, finance and internal controls is essential to providing oversight of our financial reporting and internal control environment. We seek to have multiple directors who qualify as Audit Committee financial experts.

CAPITAL MARKETS	Significant capital is required to fund our operations and grow our business. We value directors with experience in capital markets, including debt and equity financing.

E-COMMERCE AND LOGISTICS	As a developer, owner and operator of business distribution buildings, we are an integral part of many businesses’ warehousing and supply chain needs. We believe it is valuable to the Company for a director to have experience in the e-commerce and logistics fields.

CORPORATE RESPONSIBILITY MATTERS	We strive to conduct business in a responsible manner, to integrate corporate responsibility into our operational decision-making and to provide informative corporate responsibility-related disclosures. We value a director’s corporate responsibility experience from a Company and investor perspective.

PUBLIC COMPANY BOARD EXPERIENCE	We believe a director’s experience serving on other public company boards is valuable, as it provides them with knowledge, insights and perspectives on business operations, corporate governance and other board-related matters.

REAL ESTATE OPERATIONS AND INVESTMENT	Directors with real estate experience bring valuable expertise that is useful in guiding and overseeing our business operations, including real estate development, acquisitions and operations.

REGULATORY, LEGAL OR RISK MANAGEMENT	Directors with experience in regulatory, legal and risk management matters provide valuable oversight to our management and Board.

SENIOR LEADERSHIP AND STRATEGIC INITIATIVES	We believe directors who serve or have served in senior leadership positions bring valuable experience and perspectives, providing guidance to our management and Board on a variety of business matters, including strategy, human capital management, and execution.

2026 Proxy Statement	19

Proposal 1: Election of Directors
Board and Committee Evaluations
Our Board employs an annual Board and committee evaluation process that is an essential component of Board effectiveness and thoughtful Board refreshment. The Nominating and Corporate Governance Committee oversees the evaluation process during which the directors complete an overall Board evaluation and an evaluation of each committee on which the director serves. The evaluation process includes the following steps:

QUESTIONNAIRES
•The Nominating and Corporate Governance Committee and management, with input from outside counsel, periodically review the annual evaluation process and questionnaires to ensure that the requested feedback supports evaluation of the operations of the Board and its committees.
•Directors are asked to provide an effectiveness rating of a variety of Board actions and processes.
•Directors are able to provide anonymous comments on a variety of Board and committee matters.
•The questionnaires address topics such as the responsibilities, composition and culture of the Board and committees, performance of committee responsibilities under committee charters, access to management and consultants, risk assessment, strategic oversight, and succession planning.
DISCUSSION •The Nominating and Corporate Governance Committee discusses the findings of the Board assessments. •Each committee discusses the findings of its committee assessment.
EVALUATION RESULTS
•The Nominating and Corporate Governance Committee reports the findings to the full Board.
•Feedback is taken into consideration as the Board carries out its duties, and policies and practices are updated as determined to be appropriate.

20	EastGroup Properties

Proposal 1: Election of Directors
Consideration of New Director Candidates

COLLECT CANDIDATE POOL
•The Nominating and Corporate Governance Committee considers candidates brought forth by incumbent Board members, management and shareholders. Current Board members who are willing to continue in service are considered for re-nomination.
•The Nominating and Corporate Governance Committee has previously engaged, and may in the future also engage, an outside search firm to assist in identifying qualified candidates.
•The Board believes that it is in the Company’s and shareholders’ best interests that the Board be comprised of directors with diversity of thought, opinion, skill sets, professional experiences, backgrounds, and demographics. When identifying potential independent director candidates for any vacancies on the Board, the Nominating and Corporate Governance Committee will include in its initial list for consideration one or more qualified candidates who reflect varied backgrounds, including diversity of gender, race or ethnicity.

REVIEW CANDIDATES
•The Nominating and Corporate Governance Committee reviews the candidate pool to identify candidates it believes are best suited to serve as a director.
•The Nominating and Corporate Governance Committee and other directors and members of management interview candidates.
•When evaluating candidates, the Nominating and Corporate Governance Committee takes into account skills and experiences that are relevant to the Company’s business including experience in the real estate industry; understanding of finance and accounting; exposure to disciplines relevant to the success of a public company, such as capital markets, finance, investor relations, and corporate governance; experience in real estate development and construction; and other considerations memorialized in our Corporate Governance Guidelines.
•Characteristics expected of all directors include integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board.

RECOMMENDATION AND APPROVAL
•After interviewing and discussing candidates, the Nominating and Corporate Governance Committee may recommend candidates for nomination to the full Board.
•The Board considers recommendations from the Nominating and Corporate Governance Committee and evaluates the candidate for nomination as a director.

Shareholder Recommendations
In accordance with the nominating procedures outlined above, the Nominating and Corporate Governance Committee will consider written recommendations for potential nominees suggested by shareholders. Any such person will be evaluated in the same manner as any other potential nominee for director. Any suggestion for a nominee for director by a shareholder should be sent to the Company’s Secretary at 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157, within the time periods set forth under the heading “About the 2026 Annual Meeting – How do I submit a proposal for the 2027 Annual Meeting?”.

2026 Proxy Statement	21

Proposal 1: Election of Directors
Overboarding and Director Time Commitments
In addition to evaluating the skills and characteristics of new and incumbent nominees, the Nominating and Corporate Governance Committee also considers whether each nominee has sufficient time to effectively serve on the Board. Among other factors, the Committee considers:
•the number of public company board, committee, and leadership positions the nominee holds,
•whether the nominee is currently employed or retired from full-time employment, and
•for incumbent directors, their Board and committee meeting attendance (see director attendance under the heading “Other Governance Principles” on page 30), and the extent and quality of their preparation for, and engagement at and between, meetings.
Our Corporate Governance Guidelines include our policy on outside board service. The policy provides that, unless approved by the Board, directors who serve as executive officers of a public company may not serve on more than one public company board in addition to the Company’s Board.
A director who is not an executive officer of a public company may serve on three public company boards in addition to the Company’s Board. The director may serve as the chairperson of the Board or one of the other public company boards, provided that the Board determines that such service as a chairperson will not impair the director’s ability to effectively serve on the Board.
Directors must provide notice to, and receive approval from, the Chairperson of the Nominating and Corporate Governance Committee before accepting an invitation to serve on the board of directors or trustees of any other for-profit company.
In addition, no member of the Audit Committee may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous services would not impair the ability of the member to effectively serve on the Audit Committee.

Director Category	Limit on Public Company Boards or Committees (including EastGroup)
Executive officer of another public company	2 boards
All other directors	4 boards
Audit Committee member	3 audit committees
All of the Board’s nominees for election as directors at the Meeting are in compliance with this policy.
Our Board believes that each of our director nominees has demonstrated the ability to devote sufficient time and attention to board duties and to fulfill the responsibilities of a director.
The Board has considered Mr. Bolton’s current role as Executive Chairman of Mid-America Apartment Communities, Inc. (“MAA”) and his service on MAA’s board, our Board, and the board of Ryman Hospitality Properties, Inc. (“RHP”) and believes that Mr. Bolton will continue to dedicate sufficient time to effectively carry out his duties as a member of our Board and that his other roles with publicly traded companies will not negatively impact his service on our Board. Mr. Bolton’s role as MAA’s Executive Chairman is not a day-to-day operating role, and MAA has stated that, as Executive Chairman, Mr. Bolton will serve as a resource to MAA’s CEO in defining its strategy, serve as a mentor to MAA’s CEO, and advise and assist with any potentially significant corporate events. In addition, Mr. Bolton’s role as Executive Chairman is scheduled to terminate effective December 31, 2026, pursuant to the terms of his employment agreement with MAA. Mr. Bolton has demonstrated to our Board that his previous service as MAA’s CEO brings valuable experience, insight, and expertise to our Company, including in the areas of public company business, REIT-sector capital markets activity, real estate operations, finance, and executive leadership expertise. Mr. Bolton has also confirmed to our Board’s satisfaction that his service to MAA and to RHP will not detract from his service on our Board. The Board believes that Mr. Bolton is in compliance with the Company’s policy on outside board service.

22	EastGroup Properties

Proposal 1: Election of Directors
Corporate Governance
Leadership Structure
Our current leadership structure includes an independent Chairman of the Board, a separate Chief Executive Officer, and a Board of Directors with six of the seven directors, including the Chairman, considered independent. Additionally, our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are comprised entirely of independent directors. The Board of Directors believes that separating the Chairman and Chief Executive Officer positions, as well as having an independent Chairman of the Board, provides the Board of Directors and the Company with strong leadership and independent oversight while allowing the Chief Executive Officer to focus on the Company’s strategic direction, management, and business operations.

CHIEF EXECUTIVE OFFICER
Marshall A. Loeb
•The Chief Executive Officer is responsible for setting the strategic direction of the Company.
•He is also responsible for the day to day leadership and management of the Company.

INDEPENDENT CHAIRMAN OF THE BOARD
Donald F. Colleran
•The Chairman of the Board leads the Board in providing Company oversight and direction.
•He actively manages the Board by presiding over meetings of the Board.

ADDITIONAL OVERSIGHT BY INDEPENDENT DIRECTORS
•Our independent directors are also actively involved in overseeing the Company’s business, both at the Board and committee level.
•Under the NYSE listing standards, six of our seven directors are considered independent.
•Our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are comprised entirely of independent directors and perform oversight functions independent of management.
•Directors may suggest topics for inclusion on an agenda for a Board meeting and raise topics during a meeting that are not on the agenda.
•Our Board and each committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management.
•Our Board may hold executive sessions with only independent directors present. Such sessions are led by our independent Chairman and promote discussion among the independent directors and assure independent oversight of management.

Independent Directors
Under the NYSE listing standards, at least a majority of the Company’s directors and all of the members of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must meet the test of “independence” as defined by the NYSE. The NYSE standards provide that, to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would interfere with such person’s ability to exercise independent judgment as a member of the Company’s Board. Our Board currently has seven members: D. Pike Aloian, H. Eric Bolton, Jr., Donald F. Colleran, David M. Fields, Marshall A. Loeb, Mary E. McCormick and Katherine M. Sandstrom. The Board has determined that each director who served during the fiscal year ended December 31, 2025, was and continues to be independent other than Mr. Loeb, the Company’s Chief Executive Officer.
Board Size
Our bylaws provide that the number of directors will be initially as provided in our Articles of Amendment and Restatement, and subsequently as determined by the Board. The size of our Board is currently set at seven directors.

2026 Proxy Statement	23

Proposal 1: Election of Directors
Committees of the Board
The Board has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Investment Committee; current membership of these committees is outlined in the table below. The composition of each Board committee was updated effective upon the directors’ re-elections at the 2025 Annual Meeting of Shareholders. Each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is “independent” as that term is defined in the NYSE listing standards, and the Board has adopted written charters for each of these committees, which are reviewed annually by the respective committee and are available on our website at www.investor.eastgroup.net/governance-documents. Materials located on our website and referenced herein are not deemed to be part of this proxy statement and are not incorporated by reference.
The committee descriptions below reflect the current membership of standing committees of our Board. Pending election of the director nominees at the 2026 Annual Meeting, the composition of the committees will be refreshed.

Audit Committee

MEMBERS Mary E. McCormick (Chairperson) H. Eric Bolton, Jr. Katherine M. Sandstrom Meetings in 2025: 6
PRINCIPAL RESPONSIBILITIES
•Oversee the financial reporting of the Company, including the audit by the Company’s independent registered public accounting firm and the internal audit department.
•Review and provide oversight of the Company’s cybersecurity and other information technology risks.
•Monitor financial risks relevant to the Company, potential related party arrangements and a variety of other accounting and financial matters.
Mmes. McCormick and Sandstrom and Mr. Bolton have each been designated as an “Audit Committee financial expert” in accordance with the SEC rules and regulations, and the Board has determined that they have accounting and related financial management expertise within the meaning of the listing standards of the NYSE. See “Report of the Audit Committee” on page 35 of this proxy statement.

Compensation Committee

MEMBERS H. Eric Bolton, Jr. (Chairperson) D. Pike Aloian Donald F. Colleran David M. Fields Meetings in 2025: 6
PRINCIPAL RESPONSIBILITIES
•Review and recommend to the Board an appropriate executive compensation policy.
•Approve compensation of the Company’s executive officers.
•Review and recommend to the Board appropriate compensation for the Company’s directors.
•Review and make recommendations with respect to executive and employee benefit plans and programs.

24	EastGroup Properties

Proposal 1: Election of Directors

Nominating and Corporate Governance Committee

MEMBERS Katherine M. Sandstrom (Chairperson) Donald F. Colleran David M. Fields Meetings in 2025: 3
PRINCIPAL RESPONSIBILITIES
•Assess Board membership needs and identify, screen, recruit and present director candidates to the Board.
•Implement policies regarding corporate governance matters.
•Evaluate and make recommendations regarding committee memberships and chairpersonships.
•Sponsor and oversee performance evaluations for the Board as a whole and the directors.
•Review and provide oversight of the Company’s corporate responsibility strategy, practices and policies.

Investment Committee

MEMBERS Marshall A. Loeb (Chairperson) D. Pike Aloian H. Eric Bolton, Jr. Mary E. McCormick Meetings in 2025: 1
PRINCIPAL RESPONSIBILITIES
•Review and approve any real estate investment or disposition that has a transaction value greater than $55.0 million and less than $125.0 million. Real estate investments or dispositions that either have a transaction value equal to or greater than $125.0 million or are in geographic markets where the Company does not already have a presence are reviewed and approved by the full Board of Directors.

2026 Proxy Statement	25

Proposal 1: Election of Directors
Board Oversight and Engagement
The Board’s role is to maximize long-term shareholder value. In order to maximize long-term shareholder value, the directors’ primary functions are:

STRATEGIC OVERSIGHT	RISK OVERSIGHT	SUCCESSION PLANNING

•Review management’s business strategies to evaluate their efficacy
•Seek to ensure that the Company’s compensation strategy for key executives
i.is effective in attracting and retaining key executives;
ii.links pay to performance based on goals that are aligned with the long-term interests of the Company’s shareholders; and
iii.is administered fairly and in the shareholders’ interests

•Review, and where appropriate, approve and evaluate financial and internal controls
•Seek to ensure that the Company’s business is conducted in conformity with applicable laws and regulations
•Review with management and monitor the material risks related to the Company’s business
•Select the Chief Executive Officer and other senior officers •Develop and periodically review a management succession plan

Risk Oversight
The Company believes that its leadership structure allows the Board to provide effective oversight of the Company’s risk management function by receiving and discussing regular reports prepared by the Company’s senior management on areas of material risk to the Company, including market conditions; tenant concentrations and credit worthiness; leasing activity and expirations; compliance with debt covenants; management of our balance sheet and debt maturities; access to debt and equity capital markets; existing and potential legal claims against the Company; cybersecurity, including cyber-attacks and ransomware; corporate responsibility initiatives; enterprise risk management; and various other matters relating to the Company’s business.

26	EastGroup Properties

Proposal 1: Election of Directors

BOARD
The Board administers its risk oversight function through:
•The required approval by the Board (or a committee thereof) of significant transactions and other decisions, including, among others, development and acquisitions of properties, the markets in which the Company operates, sourcing of capital, and the appointment and retention of the Company’s senior management;
•Regular meetings with management to discuss the Company’s operations and strategy;
•Reviewing, on at least an annual basis, the Company’s enterprise risk management program;
•The coordination of the direct oversight of specific areas of the Company’s business by the Audit, Compensation and Nominating and Corporate Governance Committees, with oversight by the full Board as appropriate; and
•Periodic reports from the Company’s auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes, the Company’s internal control over financial reporting, and the security of the electronic systems which the Company relies upon to conduct its business.

AUDIT COMMITTEE
•Oversees the Company’s financial reporting and internal control environment;
•Oversees the internal and external audit functions;
•Reviews and provides oversight of the Company’s cybersecurity and other information technology risks; and
•Monitors the Company’s financial risks.

COMPENSATION COMMITTEE
•Considers various risks when approving or recommending the Company’s compensation structure for its executive officers and directors, including retention, pay for performance, and aligning the Company’s interests with those of shareholders; and
•Engages an independent compensation consultant and works together with them to apply the Committee’s compensation philosophy to its compensation programs by analyzing current market trends, peer compensation metrics, and evaluating risks associated with executive compensation.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
•Assesses governance risks and the various risks associated with Board leadership;
•Considers various risks and the value of diversity of thought, skill sets, experiences and demographics when identifying potential candidates to serve as directors; and
•Reviews and provides oversight of the Company’s corporate responsibility program.

MANAGEMENT
•Conducts the operations of the business while identifying and considering associated risks;
•Discusses within the management team and with the Board areas of potential risks and actions to mitigate those risks;
•Establishes and follows a system of internal controls to prevent, deter and detect any potential fraudulent or erroneous activity; and
•Engages third-party professionals on a variety of matters to ensure the Company is following best practices.

Enterprise-Wide Teams and Risk Mitigation Efforts
Cross-functional committees including the Disclosure Committee, Corporate Sustainability Committee, Cyber Risk Committee, and Generative AI (“GenAI”) Committee meet regularly to promote strategic leadership and provide management with important perspectives, as well as advise on risk mitigation strategies from their areas of specialization. Management also administers other risk mitigation mechanisms such as a Code of Ethics and Business Conduct, a comprehensive internal and external audit process, and an Emergency Response Team.

Enterprise Risk Management (“ERM”) Program
The ERM program was created to proactively identify and address risks and related opportunities and help achieve business objectives through risk-informed decision making. Responsibilities include identification and prioritization of the top risks through a comprehensive risk assessment process involving members of management and the Board of Directors, designation of clear risk ownership, and facilitation of a collaborative environment that promotes risk dialogue internally and with various stakeholders.
Process:
•Management regularly evaluates the top risks identified in the Enterprise Risk Assessment (“ERA”) and discusses trends, risk mitigation strategies, and new and emerging risks. During the year, the Board and its committees, as appropriate, receive updates from management on the findings and recommendations of our specialized committees.
•On an annual basis, management reviews the potential risks to the Company identified through our ERA and, with input from the Board and external advisors, updates the ERA with new or emerging risks, changes involving previously identified risks, and risk mitigation strategies. The annual ERA is provided by management to the Board for further review and discussion.

Outside Advisors
Advisors may be engaged either on a regular basis to inform the Board or management of ongoing risks facing our business, or occasionally to advise on specific topics. Such advisors include auditors, attorneys, financial firms, compensation consultants, corporate responsibility consultants, cybersecurity experts and other consultants.

2026 Proxy Statement	27

Proposal 1: Election of Directors
Strategic Oversight
The Board is responsible for oversight of strategy, the operation of the business and performance evaluation, so as to promote the long-term successful performance of the Company.

The Board meets at least quarterly to review the results of the Company’s operations, financial reports, market-specific business reports, strategic transactions, corporate responsibility program updates and capital funding.

The Board and senior management conduct an annual strategic planning meeting to discuss longer-term strategy and goals for the Company, enterprise risk management, corporate responsibility topics, potential new business opportunities and/or shifts in the market/business landscape.

Management Succession Planning
Members of the Board and senior management regularly discuss succession planning for senior management and other key employees. Discussions include interim and longer-term solutions to future succession-related events, internal and external candidates, and considerations of potential structural changes in the Company’s personnel organizational chart.
In December 2025, the Company announced the following leadership promotions and changes to the management team, effective January 2026, to support the Company’s continued long-term growth:
•R. Reid Dunbar, formerly Executive Vice President and head of the Company’s central region, was appointed President of the Company,
•Staci H. Tyler, formerly Chief Accounting Officer and Chief Administrative Officer, was appointed Chief Financial Officer,
•Brent W. Wood, formerly Chief Financial Officer, was appointed Chief Operating Officer, and
•Michelle Rayner, formerly Controller, was appointed Chief Accounting Officer.

28	EastGroup Properties

Proposal 1: Election of Directors
Corporate Responsibility and Human Capital Management Oversight
EastGroup’s commitment to corporate responsibility initiatives is evidenced by its building standards, corporate policies and procedures and Company culture. At EastGroup, protecting the environment is important to the Company’s employees, customers and communities. The Company strives to support sustainability through its commitment to build high performance and environmentally responsible properties. We value our employees, and our focus on human capital management and other socially-responsible initiatives is at the forefront of discussions and decisions with both management and the Board. The following table describes how we manage our corporate responsibility program.

Full Board
•Provides ongoing oversight of the Company’s corporate responsibility program throughout the year
•Receives quarterly updates from the Director of Corporate Sustainability specific to the Company’s corporate responsibility initiatives and provides high-level guidance to Company management on related topics

Nominating and Corporate Governance Committee
•Provides direct oversight of the Company’s corporate responsibility and human capital management strategy, practices and policies, including consideration of emerging environmental, social and governance trends and climate-related risks and opportunities that may affect the business, operations, performance or reputation of the Company
•Receives periodic updates from Company management on corporate responsibility and human capital management topics

Senior Management
•CEO provides regular updates on and actively participates in discussions and decision-making on material corporate responsibility initiatives
•CFO, COO, and CAO are members of the Corporate Sustainability Committee and closely involved in shaping the Company’s corporate responsibility strategy, practices and policies

•Our management and the full Board of Directors participate in the annual Enterprise Risk Management process, which includes the identification and prioritization of relevant human capital and climate-related risks.
•In 2025, our management and the full Board of Directors formally met to discuss corporate responsibility and human capital topics four times. The Nominating and Corporate Governance Committee received periodic updates from Company management and held one additional meeting to formally discuss these topics during 2025.

CORPORATE SUSTAINABILITY COMMITTEE

•Internal committee led by the Director of Corporate Sustainability, who is responsible for researching, recommending and guiding corporate sustainability initiatives and policies within the Company
•Cross-functional group representing multiple facets of operations and geographic locations including:
Chief Financial Officer, Chief Operating Officer, Chief Accounting Officer, VP of Human Resources and representatives from investor relations, property management, construction management, asset management, property accounting, internal audit, legal, and information technology
•Holds annual strategy meeting with external consultants to plan and prioritize short- and long-term corporate responsibility initiatives

Our latest Corporate Responsibility Report can be found at www.eastgroup.net/priorities. The information contained in our Corporate Responsibility Report is not incorporated by reference into this proxy statement.

2026 Proxy Statement	29

Proposal 1: Election of Directors
Cybersecurity Oversight
The Company’s cybersecurity risk management process is assessed and managed by a cyber risk committee (“Cyber Risk Committee”), which includes the Company’s Chief Financial Officer, Chief Information Officer and members of management within the information technology, finance and accounting, legal and internal audit functions. The Board has delegated to the Audit Committee, as reflected in the charter of the Audit Committee, responsibility for periodic review and oversight of the Company’s cybersecurity and other information technology risks, controls and procedures, including the Company’s plans to mitigate cybersecurity risks, to respond to data breaches and to disclose material cybersecurity incidents. The Audit Committee receives periodic updates from the Cyber Risk Committee regarding these topics. Both senior management, including members of the Cyber Risk Committee, and the Audit Committee Chairperson report periodically on cybersecurity risk management to the full Board of Directors. Additionally, management periodically conducts comprehensive risk discussions and surveys, presenting the results of these surveys to the Board of Directors for discussion.
Shareholder Engagement
Shareholders and other parties interested in communicating directly with the Chairman of the Board or with the directors as a group may do so by writing to Chairman of the Board, EastGroup Properties, Inc., 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157. Correspondence so addressed will be forwarded directly to the Chairman of the Board, who will forward any such communication to the director(s) to whom the communication is addressed. Shareholders and other parties interested in communicating with the directors as a group may also do so via the “Contact Us” form on the Contact page of the Company’s website at www.eastgroup.net.
The Company’s management team values opportunities to engage with shareholders to gain their perspectives on the Company’s performance, and other corporate matters. Management engages with shareholders through:

presentations at investor conferences and non-deal roadshows	company-hosted property tours	quarterly earnings calls	in-person and virtual meetings with institutional stockholders	responses to shareholder inquiries	outreach emails to index funds, offering a meeting with the Company’s CEO and a member of the Board

Other Governance Principles
Code of Ethics and Business Conduct
Our Board adopted a Code of Ethics and Business Conduct (the “Code of Ethics”), which governs business decisions made and actions taken by our directors, officers and employees and provides guidance for recognizing potential issues encountered in conducting Company business and for making decisions that conform to our legal and ethical standards. All directors, officers, and employees are expected to be familiar with the Code of Ethics and adhere to those principals and procedures. The Company has an Ethics Line whereby customers, suppliers, employees and other stakeholders may report, in good faith, details of any instances of illegal and/or unethical conduct. A copy of the Code of Ethics is available on our website at www.investor.eastgroup.net/governance-documents. We intend to disclose on this website any amendment to, or waiver of, any provision of the Code of Ethics applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

30	EastGroup Properties

Proposal 1: Election of Directors
Corporate Governance Guidelines
Our Board adopted Corporate Governance Guidelines, a copy of which is available on our website at www.investor.eastgroup.net/governance-documents. The information contained on, or available through, our website is not incorporated by reference into this proxy statement. Copies of our Code of Ethics and Corporate Governance Guidelines may also be obtained free of charge by writing to EastGroup Properties, Inc., 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157, Attention: Investor Relations.
Board Attendance at Meetings
The Company’s Corporate Governance Guidelines provide that all directors are expected to regularly attend all meetings of the Board and the Board committees on which they serve. The Board held nine meetings during the Company’s 2025 fiscal year, and each director attended 75% or more of the Board meetings and meetings held by all committees of the Board on which he or she served. Each director nominee is also expected to attend the Company’s annual meeting of shareholders. All of our Board members who were directors at the time of the 2025 Annual Meeting of Shareholders attended that meeting.

25 Board (9) and Board committee (16) meetings in 2025	98% Average attendance for directors at Board and Board committee meetings	100% Attendance for directors at the 2025 Annual Meeting of Shareholders

Compensation of Directors
We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our Board and that this approach is comparable to the policies of our peers. We feel that it is appropriate to provide cash compensation to our non-employee directors to compensate them for their time and effort and to provide equity compensation to our non-employee directors to align their long-term interests with those of the Company and our shareholders.
Under the Company’s director compensation program as set forth in the Independent Director Compensation Policy, non-employee directors are paid annual cash retainers and receive equity-based compensation for their service as shown below. In addition, each non-employee director is reimbursed for his or her expenses in connection with attendance of meetings.
In May 2025, following a review of peer group practices with the Compensation Committee’s independent compensation consultant, our Board amended the Independent Director Compensation Policy to shorten the vesting schedule of the initial award of restricted shares granted to new non-employee directors upon their initial election or appointment to our Board.

2026 Proxy Statement	31

Proposal 1: Election of Directors
A non-employee director who is appointed to the Board outside of an annual meeting of shareholders will receive a prorated amount of the applicable annual cash retainer, based on the time between his or her appointment and our next annual meeting of shareholders.
Pursuant to the Independent Director Compensation Policy, non-employee directors receive an annual award of restricted shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in connection with their election or re-election to the Board at the annual meeting of shareholders. The annual award consists of restricted shares of the Company’s Common Stock determined by dividing $135,000 by the fair market value of a share of the Company’s Common Stock on the date of grant. If a fraction results, the number of shares is rounded up to the next whole number. The restricted shares vest in full on the earlier of the one-year anniversary of the date of grant or the next annual meeting of shareholders following the date of grant, subject to the non-employee director’s continued service on the Board through such vesting date, subject to certain exceptions. A non-employee director who is appointed to the Board outside of the annual meeting of shareholders will receive a prorated amount of the annual award, based on the time between his or her appointment and our next annual meeting of shareholders.
The Independent Director Compensation Policy also provides that each new non-employee director appointed or elected will receive an automatic award of a number of restricted shares of Common Stock on the effective date of election or appointment, equal to $25,000 divided by the fair market value of a share of the Company’s Common Stock on such date. If a fraction results, the number of shares is rounded up to the next whole number. Effective for awards granted after May 2025, these restricted shares vest in full one year following the grant date (instead of the previous four-year vesting period), subject to the director’s continued service on our Board through such vesting date.
As an employee of the Company, Mr. Loeb did not receive any compensation for his service as a director during the fiscal year ended December 31, 2025. The compensation received by Mr. Loeb, as a Named Executive Officer of the Company, is presented in the Summary Compensation Table (page 58).
The Company’s non-employee directors received the following aggregate amounts of compensation for the fiscal year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
D. Pike Aloian	92,042	135,116	227,158
H. Eric Bolton, Jr.	108,291	135,116	243,407
Donald F. Colleran	180,000	135,116	315,116
David M. Fields	95,000	135,116	230,116
Mary E. McCormick	107,666	135,116	242,782
Katherine M. Sandstrom	107,500	135,116	242,616
(1)Represents the aggregate grant date fair values of the restricted shares of Common Stock awarded to the non-employee directors during the fiscal year ended December 31, 2025, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. The valuation assumptions used in determining such amounts are described in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 11, 2026.

Director Stock Ownership Guidelines
Directors are required to own Company stock with a market value (number of shares multiplied by the current price of common stock) of at least five times the annual cash retainer for directors.

32	EastGroup Properties

Proposal 2

Ratification of Independent Registered Public Accounting Firm
The Audit Committee is responsible for the appointment of the independent registered public accounting firm engaged by the Company. The Audit Committee has appointed KPMG LLP (“KPMG”) as independent auditors for the fiscal year ending December 31, 2026. The Board is asking shareholders to approve this appointment. KPMG was first appointed as our independent registered public accounting firm effective in 1970 to audit the consolidated financial statements of the Company for the fiscal year ended December 31, 1970. During 2020, the Audit Committee conducted an audit proposal process with multiple firms and selected KPMG to continue serving as the Company’s independent registered public accounting firm. KPMG audited the Company’s financial statements and internal controls over financial reporting for the fiscal year ended December 31, 2025. A representative of KPMG will be present at the Meeting and will have an opportunity to make a statement and answer appropriate questions.
The following section of this Proxy Statement contains additional information regarding the independent auditors, including a description of the Audit Committee’s Policy for Pre-Approval of Audit and Permitted Non-Audit Services and a summary of Auditor Fees and Services.
The Board recommends that you vote “FOR” the appointment of KPMG, an independent registered public accounting firm, to serve as the Company’s independent auditors for the 2026 fiscal year.
Shareholder ratification of the appointment of KPMG as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the Board is submitting the appointment of KPMG to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee may reconsider whether or not to retain KPMG in the future. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company. This proposal will be approved if the votes cast “For” the proposal exceed the votes cast “Against” the proposal. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

The Board unanimously recommends that the shareholders vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

2026 Proxy Statement	33

Proposal 2: Ratification of Independent Registered Public Accounting Firm
Evaluation and Selection of Independent Auditors
On an annual basis, the Audit Committee evaluates the performance of the Company’s independent registered public accounting firm and from time to time will conduct a formal audit proposal process with several audit firms. Factors considered by the Audit Committee when retaining its auditors include:
•the firm’s technical expertise and knowledge of the Company’s business and industry;
•the firm’s independence;
•the efficiency and effectiveness of the firm’s audit services and capabilities;
•the availability and quality of the firm’s educational resources;
•the quality of the firm’s communications with the Audit Committee and management; and
•the appropriateness of the firm’s fees.

BENEFITS OF LONGER TENURE
•Institutional knowledge of the Company’s business operations, accounting policies and practices, personnel and internal control over financial reporting enhance the efficiency and quality of the audit process.
•A competitive fee structure is achieved due to KPMG’s deep independent auditor knowledge and familiarity with the Company. There would be additional fees required in changing audit firms.

Based on these and other factors, the Audit Committee determined that continuing to engage KPMG as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.
Auditor Fees and Services
In connection with the audit of the 2025 financial statements, the Company entered into an engagement agreement with KPMG which set forth the terms by which KPMG will perform audit services for the Company.
The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG for fiscal years 2025 and 2024.

	2025 ($)	2024 ($)
Audit Fees(1)	919,980	900,350
Audit-Related Fees(2)	20,000	20,000
Tax Fees	—	—
All Other Fees	—	—
Total	939,980	920,350
(1)Audit fees include amounts related to professional services rendered in connection with the audits of our annual financial statements and reviews of our quarterly financial statements, the audit of internal control over financial reporting and other services and communications that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. For 2025 and 2024, this includes annual amounts of $145,580 and $130,350, respectively, for comfort letter procedures in connection with the issuance of Common Stock.
(2)Audit-related fees include amounts related to assurance services associated with the issuance of an attestation report.

34	EastGroup Properties

Proposal 2: Ratification of Independent Registered Public Accounting Firm
Policy for Pre-Approval of Audit and Permitted Non-Audit Services
The Audit Committee of the Board has adopted policies and procedures providing for the pre-approval of audit and non-audit services performed by the Company’s independent registered public accounting firm. Pre-approval may be given as part of the Audit Committee’s approval on the engagement of the independent auditor or on an individual case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to the Audit Committee chairperson, but the decision is subsequently reported to the full Audit Committee.
Report of the Audit Committee
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.
The Audit Committee of the Company is composed of three directors, each of whom meets the current independence and experience requirements of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (the “SEC”). The Audit Committee operates under a written charter which was amended and restated on March 8, 2024. A complete copy of the Audit Committee charter is available on the Company’s website at www.eastgroup.net.
The purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls, and audit functions. Management is primarily responsible for the Company’s financial statements and reporting process. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on those statements. The Company has a full-time internal audit department that reports to the Audit Committee and to management. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls. The Audit Committee’s responsibilities include oversight of the Company’s independent registered public accounting firm and internal audit department, as well as oversight of the Company’s financial reporting process on behalf of the full Board. It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews or related procedures. In this context, the Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2025.
The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities. Those meetings include, whenever appropriate, executive sessions with KPMG without management being present. The Committee met six times during 2025, including four executive sessions with KPMG. In the course of fulfilling its oversight responsibilities, the Audit Committee met with management, internal audit personnel and KPMG to review and discuss all annual financial statements and quarterly operating results prior to their issuance. Management advised the Audit Committee that the financial statements in the Company’s Annual Report on Form 10-K were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee also discussed with KPMG matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, the SEC, the NYSE and other matters required by the charter of this Committee. In addition, the Audit Committee has received the written communications from KPMG required by the Public Company Accounting Oversight Board Rule 3526, and has discussed with KPMG their independence from the Company and its management.
On the basis of the reviews and discussions the Audit Committee has had with KPMG and management, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.
Submitted by the Audit Committee:
MARY E. MCCORMICK, CHAIRPERSON
H. ERIC BOLTON, JR.
KATHERINE M. SANDSTROM

2026 Proxy Statement	35

Proposal 3

Non-Binding, Advisory Vote on Executive Compensation
Pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our shareholders to vote on a non-binding, advisory basis to approve the compensation awarded to our Named Executive Officers, as we have described it in the “Compensation Discussion and Analysis” section of this Proxy Statement and the accompanying tables and narrative disclosure.
As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our Named Executive Officers with the interests of our shareholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and procedures described in this proxy statement, pursuant to Item 402 of Regulation S-K. In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve, on a non-binding, advisory basis, the following resolution at the Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
You may vote for or against the resolution, or you may abstain. For the non-binding, advisory vote on the compensation of our Named Executive Officers to be approved, the votes cast “For” the proposal must exceed the votes cast “Against” this proposal. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.
While the say-on-pay vote is advisory and non-binding, the Compensation Committee does value the opinions of our shareholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our Named Executive Officers. Unless the Board modifies its policy on the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2027 annual meeting of shareholders, and the next advisory vote on the frequency of holding future say-on-pay votes will occur no later than the 2029 annual meeting of shareholders.

The Board unanimously recommends that you vote “FOR” this resolution.

36	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Executive Officers
The following provides certain information regarding our executive officers. Each individual’s name and position with the Company is indicated. In addition, the principal occupation and business experience for the past five years is provided for each officer and, unless otherwise stated, each person has held the position indicated for at least the past five years. There are no family relationships between any of the directors or executive officers of the Company.

Marshall A. Loeb, 63

Chief Executive Officer and Director
Mr. Loeb has served as Chief Executive Officer of the Company since 2016. He served as the President of the Company from 2015 through 2025. Mr. Loeb rejoined the Company as President and Chief Operating Officer in 2015 from Glimcher Realty Trust, where he served as President and Chief Operating Officer from 2005 to 2015. From 2000 to 2005, he served as Chief Financial Officer of Parkway Properties, Inc. Mr. Loeb, who was with the Company from 1991 to 2000, began as an intern and rose to Senior Vice President. Since 2018, Mr. Loeb has served on the board of directors of Lamar Advertising Company (Nasdaq: LAMR), an outdoor advertising REIT. He also serves on Nareit’s Executive Board and Governance Committee.

R. Reid Dunbar, 50

President
Mr. Dunbar was appointed President of the Company effective January 2026. Mr. Dunbar served as Executive Vice President of the Company from January 2025 until being appointed President. He served as a Senior Vice President of the Company from 2017 to 2025. From 2005 through 2017, Mr. Dunbar held various positions with Prologis (an industrial REIT) and was most recently a Senior Vice President.

Staci H. Tyler, 45

Executive Vice President, Chief Financial Officer, and Treasurer
Ms. Tyler, a certified public accountant, was appointed Chief Financial Officer and Treasurer of the Company effective January 2026 and has also served as Executive Vice President since 2025. She served as Chief Accounting Officer of the Company from 2020 through 2025 and as Chief Administrative Officer from 2024 through 2025. In 2007, Ms. Tyler joined the Company as Assistant Controller, and then served as Controller from 2017 to 2020, Vice President from 2010 to 2020, and Senior Vice President and Secretary from 2020 to 2025. Prior to joining the Company, she was a Senior Audit Associate with KPMG LLP. Since 2022, Ms. Tyler has served on the board of directors, and is Chair of the Audit Committee and Nominating and Corporate Governance Committee, of BancPlus Corporation, one of the Southeast’s premier regional banks serving consumers and businesses through retail banking, commercial banking, mortgage lending and wealth management.

Brent W. Wood, 56

Executive Vice President and Chief Operating Officer
Mr. Wood was appointed Chief Operating Officer of the Company effective January 2026. He served as Executive Vice President since 2017 and Chief Financial Officer and Treasurer of the Company from 2017 through 2025. He was a Senior Vice President of the Company from 2003 to 2017, a Vice President of the Company from 2000 to 2003, a Senior Asset Manager of the Company from 1997 to 1999 and Assistant Controller of the Company from 1996 to 1997.

2026 Proxy Statement	37

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation

John F. Coleman, 66

Executive Vice President
Mr. Coleman has served as an Executive Vice President of the Company since May 2017. He was a Senior Vice President of the Company from 2001 to 2017. From 1994 until 2001, he was a Senior Vice President of Weeks Corporation and its successor, Duke Realty Corporation (an industrial/office REIT). Mr. Coleman intends to retire from his position effective June 30, 2026.

Ryan M. Collins, 45

Executive Vice President
Mr. Collins has served as Executive Vice President of the Company since January 2025. He served as a Senior Vice President of the Company from 2017 to 2025. From 2004 to 2017, Mr. Collins served as Vice President and Asset Manager for Clarion Partners (a diversified real estate investment firm).

Michelle Rayner, 43

Senior Vice President and Chief Accounting Officer
Ms. Rayner, a certified public accountant, was appointed Senior Vice President and Chief Accounting Officer of the Company effective January 2026. She served as Vice President and Controller of the Company from 2020 through 2025; Vice President of Financial Reporting from 2019 to 2020; and Assistant Controller from 2011 to 2019. Prior to joining the Company, Ms. Rayner served as a Senior Audit Associate with KPMG LLP.

38	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) reports on the Company’s performance in 2025, the executive compensation earned in light of that performance, and the performance metrics and other relevant factors the Compensation Committee used in making its compensation decisions with respect to our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2025 (collectively, the “Named Executive Officers”).
Executive Summary
Named Executive Officers
Our Named Executive Officers for the fiscal year ended December 31, 2025 are:

MARSHALL A. LOEB Chief Executive Officer and Director*	BRENT W. WOOD Executive Vice President and Chief Operating Officer*	JOHN F. COLEMAN Executive Vice President	R. REID DUNBAR President*	RYAN M. COLLINS Executive Vice President
*Current titles shown above. Mr. Wood served as Chief Financial Officer and Treasurer of the Company during 2025. Titles were modified effective January 1, 2026, as noted on pages 28 and 37.
2025 Performance Highlights
The Company’s performance from both an operational and capital standpoint during 2025 is highlighted below.

OCCUPANCY	LEASING	ACQUISITIONS
96.5% occupancy at the end of 2025 96.5% same property average occupancy for 2025 6.8% of total annualized base rent represented by our top 10 customers at December 31, 2025
9.3 million
square feet of operating portfolio leases signed in 2025
40.1%
increase in rental rates on new and renewal leases in 2025
85.7%
of expiring square feet renewed or re-leased within the quarter of expiration during 2025
$261.7 million in acquisitions during 2025 739,000 square feet operating properties acquired 300 acres development land acquired

DEVELOPMENT AND VALUE-ADD PROGRAM	DIVIDENDS	MANAGEMENT OF THE BALANCE SHEET
$499.9 million
projected total investment with 17 projects (3,473,000 square feet) at December 31, 2025, including 7 development projects (1,439,000 square feet) started in 2025 with a projected total investment of $178.6 million
	$5.90 per share declared annual cash dividends in 2025 Increased annual cash dividends declared in 2025 by 10.5%	$267.0 million Common Stock issued under our continuous common equity program in 2025 at an average of $180.14 per share $250.0 million senior unsecured term loans closed in 2025

2026 Proxy Statement	39

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
At-Risk Compensation Mix
The graphics below illustrate the mix of 2025 fixed pay (base salary) and at-risk pay incentives (cash incentive compensation and equity awards), presented at target levels, for our Chief Executive Officer and on an average basis for our other Named Executive Officers. At-risk pay incentives constitute the majority of the total compensation package for our executive officers, consistent with our pay-for-performance compensation philosophy and objective, as discussed below. We believe that linking a substantial portion of our executive officers’, including our Named Executive Officers’, total compensation to at-risk pay rewards the achievement of key short-term and long-term performance goals and strongly aligns the interests of our executive officers, including our Named Executive Officers, with those of our shareholders. A larger portion of our Chief Executive Officer’s total compensation was linked to at-risk pay as compared to the other Named Executive Officers, in recognition of our Chief Executive Officer’s overall responsibility for our corporate performance.

TARGET COMPENSATION MIX: CHIEF EXECUTIVE OFFICER

Chief Executive Officer

TARGET COMPENSATION MIX: OTHER NAMED EXECUTIVE OFFICERS

Other Named Executive Officers

ANNUAL INCENTIVE PLAN (“AIP”) FINANCIAL METRICS

FFO PER DILUTED SHARE(1)	SAME PNOI GROWTH(1) (EXCLUDING INCOME FROM LEASE TERMINATIONS) (CASH BASIS)	DEBT-TO-EBITDAre RATIO(1)	FIXED CHARGE COVERAGE RATIO(1)

$10
$8
$6
$4
$2
$0
$7.79
$8.35
$8.98
2023
2024
2025

(1)FFO, Same PNOI Excluding Income from Lease Terminations (Cash Basis), EBITDAre and the Fixed Charge Coverage Ratio are not computed in accordance with GAAP. Refer to Appendix A: Reconciliations of GAAP to Non-GAAP Measures.

40	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation

LONG-TERM INCENTIVE PLAN (“LTIP”) FINANCIAL METRICS

THREE-YEAR TSR	PERCENTILE RANKING OF COMPANY THREE-YEAR TSR RELATIVE TO NAREIT INDUSTRIAL INDEX CONSTITUENTS

100
80
60
40
20
0
90th
80th
89th
2021-2023
2022-2024
2023-2025

Compensation Objectives and Philosophy

We believe the most effective compensation program is one that promotes our ability to attract and retain highly qualified and motivated individuals whose interests are aligned with those of our shareholders.

Our Compensation Committee seeks to develop a well-balanced compensation program that not only contains a competitive fixed pay element through annual base salary, but that is weighted more towards variable at-risk pay elements through the use of our short-term cash incentive and equity-based compensation, as well as our long-term equity-based compensation.

We foster a culture where our Named Executive Officers may increase their cash and equity compensation by contributing to measurable financial performance metrics of the Company; however, we also require meaningful value creation in the form of total return to our shareholders in order for our Named Executive Officers to earn a significant portion of their equity compensation.

Each element of our compensation program is discussed in more detail under the heading “Components of Our Compensation Program” beginning on page 48.

2026 Proxy Statement	41

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Compensation Best Practices
To further our objectives, we adhere to the following compensation and corporate governance practices:

What We Do

We Pay for Performance

We Balance Short-Term and Long-Term Incentives

We Limit Maximum Payout Opportunities

We Maintain a Clawback Policy That Applies to Cash and Equity Incentive Compensation

We Maintain Robust Stock Ownership Guidelines

We Retain an Independent Compensation Consultant

We Have an Entirely Independent Compensation Committee

We Annually Evaluate the Company’s Compensation-Related Risks

We Maintain Low General and Administrative Expense (Less Than 5% of Revenue for the Years Ended December 31, 2025 and 2024)

What We Don’t Do

We Have No Employment Agreements, Automatic Salary Increases or Guaranteed Bonuses

We Do Not Pay Dividends or Dividend Equivalents on Unvested Restricted Shares

We Do Not Have Tax Gross-Ups and Do Not Have “Single-Trigger” Provisions

We Do Not Allow Hedging or Pledging by Officers or Directors

We Have No Accelerated Vesting of Performance Awards

We Do Not Provide Excessive Perquisites

We Do Not Provide Pension Arrangements or Non-Qualified Deferred Compensation Arrangements Outside of our 401(k) plan

42	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
How We Make Compensation Decisions
We believe the most effective compensation program is one that promotes our ability to attract and retain highly qualified and motivated individuals whose interests are aligned with those of our shareholders. Our executive compensation program is developed and monitored by our Compensation Committee. We provide a mix of fixed and at-risk pay incentives that are intended to motivate our executives to achieve short-term and long-term objectives and build sustainable long-term value for our Company.

CONSIDER CHANGES TO NEO BASE SALARY	PAY AT RISK	PEER GROUP POSITIONING

The salaries of our Named Executive Officers increased in the range of 3.8% to 5.5% from 2024 to 2025.	A significant portion of our Named Executive Officers’ compensation is at-risk and performance-based.	The compensation of our Named Executive Officers is generally at the median of our peer group.

Roles and Responsibilities

Role of Compensation Committee
The Compensation Committee is responsible for implementing our executive pay philosophy, evaluating compensation against the market, and approving the material terms of executive compensation arrangements, such as incentive plan participants, award opportunities, performance goals, and compensation earned under incentive plans.

Role of Compensation Consultant
The Compensation Committee relies upon outside advisors to assist in determining competitive pay levels and evaluating pay program design. In 2025, the Compensation Committee again retained Ferguson Partners Consulting L.P. (“FPC”).
A representative from FPC frequently attended meetings of the Compensation Committee in 2025, regularly participated in executive sessions, and periodically communicated directly with the Compensation Committee chairperson or its members outside of meetings.

The Compensation Committee directed FPC to, among other things:
•assist the Compensation Committee in applying our compensation philosophy toward designing a compensation program for our executive officers, including the determination of the portion of total compensation awarded in the form of salary, annual cash incentive, and annual and long-term equity-based compensation, as well as selecting the appropriate performance metrics and levels of performance (e.g., threshold, target, maximum);
•analyze current compensation conditions among the Company’s peers, and assess the competitiveness and appropriateness of compensation levels for our executive officers;
•recommend to the Compensation Committee any modifications or additions to the Company’s existing compensation programs that it deemed advisable; and
•make specific recommendations to the Compensation Committee for base salary, annual cash incentive and equity-based awards for our executive officers.

Role of Management
While Mr. Loeb, our CEO, did participate in general meetings of the Compensation Committee in 2025, he did not participate in all executive sessions nor did he participate in any discussions determining his own compensation. Annually, upon request from the Compensation Committee, our CEO provides the Compensation Committee with data pertinent to his and the other executive officers’ performance, particularly in regards to the individual objectives of each executive.

2026 Proxy Statement	43

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
In order to ensure that our executive compensation program aligns the interests of our executives with the long-term interests of our shareholders, our Compensation Committee leads a rigorous and continuous process throughout the year.

ESTABLISH January – March	EVALUATE April – December	APPROVE January – February of the following year

•Discuss general goals and objectives of compensation adjustments, with input from compensation consultant
•Approve compensation-related goals using Board-approved annual budget
•Engage with management and approve specific goals for Company and individual performance
•Set compensation program, including base salary, AIP and LTIP

•Review interim performance relative to goals throughout the year
- Updates provided in August and December
•Engage with compensation consultant on peer company benchmarking and approve peer group for following year

•Determine final performance relative to goals
•Approve final incentive compensation payouts/award amounts based on achievement of financial metrics and the Committee’s assessment of individual performance

ANNUAL REVIEW

•Evaluate Company’s compensation programs and assess for risk
•Evaluate independence of outside advisors, including compensation consultant and legal counsel
•Assess compliance with stock ownership requirements
•Review compensation-related disclosures in proxy prior to filing
•Review say-on-pay and other compensation trends following annual meeting •Review charter and conduct evaluation of Committee performance •Review and recommend any changes to director compensation

44	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Consideration of Say-on-Pay Vote
We provide shareholders with an annual non-binding, advisory “say-on-pay” vote on the Company’s compensation program for its Named Executive Officers, in accordance with the preference expressed by shareholders concerning the frequency of such votes at our 2023 Annual Meeting of Shareholders. Our Compensation Committee considered the results of the “say-on-pay” advisory vote conducted at our 2025 Annual Meeting of Shareholders. As reported in our current report on Form 8-K, filed with the SEC on May 27, 2025, approximately 95.8% of the votes cast on the proposal expressed support for the compensation program offered to our Named Executive Officers as disclosed in last year’s proxy statement, which represents the ninth consecutive year that our “say-on-pay” proposal was supported by over 95% of votes cast. Accordingly, our Compensation Committee made no changes to our executive compensation program as a result of the say-on-pay advisory vote. We will be conducting our annual non-binding, advisory say-on-pay vote as described in Proposal No. 3 of this proxy statement at the Meeting. Our Board and our Compensation Committee will continue to consider the outcome of the non-binding, advisory say-on-pay vote, as well as shareholder feedback received throughout the year, when making compensation decisions for our Named Executive Officers in the future.
SAY-ON-PAY SHAREHOLDER SUPPORT
Our shareholders have largely supported the general framework of our compensation program with respect to the types of performance metrics by which we have measured our short-term and long-term performance. Accordingly, we continue to use a diverse group of performance metrics in connection with our AIP, including FFO, Same PNOI change, debt to EBITDAre ratio and fixed charge coverage ratio as well as individual performance goals. The performance metrics used in 2025 remain largely unchanged from the previous year’s metrics. Performance goals and the corresponding payout levels were established across a three-tier construct (i.e. threshold, target and maximum).
Since 2017, we have utilized an LTIP based on forward-looking performance. Under the LTIP, the Compensation Committee issues equity grants that are earned based on three-year relative TSR (2025-2027 for awards granted in 2025) compared to TSR of the members of the Nareit Industrial Index and to the broader Nareit Equity Index. Performance goals and the corresponding payout levels were established across a three-tier construct (i.e. threshold, target and maximum). A portion of the LTIP is based on continued service and serves to foster retention.

2026 Proxy Statement	45

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Use of Peer Group Data
The Compensation Committee relies on the peer group analysis prepared by FPC to evaluate pay levels for our executive officers. The peer group recommended by FPC and approved by the Compensation Committee consists of public real estate companies. FPC analyzes competitive total direct compensation at the peer REITs listed below, as disclosed in their proxy statements for prior years, as well as information contained in FPC’s proprietary database. The Compensation Committee evaluates the appropriateness of peer groups annually (based on merger and acquisition activity, growth, property focus, etc.) and makes adjustments accordingly.
SUMMARY
•FPC prepared discussion materials regarding its proposed peer group for examining compensation throughout 2024 to determine the peer group for 2025.
•Two companies included in the 2024 peer group were removed due to mergers, and one company was added to the 2025 peer group by FPC recommendation.
•The Compensation Committee reviewed FPC’s recommendations and approved the peer group to be considered in determining 2025 compensation.
As shown below, the peer group used for determining 2025 compensation consisted of 14 exchange-listed REITs, which (i) operate across multiple asset classes, (ii) are similar in size to the Company in terms of market capitalization, (iii) are similar in performance to the Company in terms of three‑year annualized TSR and/or (iv) are headquartered in high-growth regions of the United States. The Compensation Committee also considered performance on recent “say-on-pay” advisory votes when determining the peer group. The peer group companies for 2025 were as follows:

2024 PEER GROUP

REMOVED •Physicians Realty Trust •Spirit Realty Capital, Inc.
REMAINING PEERS
•Agree Realty Corporation
•Americold Realty Trust, Inc.
•Brixmor Property Group Inc.
•Cousins Properties Incorporated
•Federal Realty Investment Trust
•First Industrial Realty Trust, Inc.
•Healthcare Realty Trust Incorporated
•LXP Industrial Trust
•NNN REIT, Inc.
•Omega Healthcare Investors, Inc.
•Rexford Industrial Realty, Inc.
•STAG Industrial, Inc.
•Terreno Realty Corporation
ADDED •Kite Realty Group Trust

2025 PEER GROUP

46	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
When developing the peer group used for determining the 2025 executive compensation, FPC and the Compensation Committee considered the following comparative statistics, with data shown as of the time of the executive benchmarking analysis:

Component	EGP Relative Ranking Among 2025 Peer Group
# of Employees	39th percentile
# of Properties	63rd percentile
UPREIT Market Capitalization	80th percentile
Total Capitalization	49th percentile
TSR - three-year	28th percentile
FPC conducted a study that compared the Company’s compensation for the executive officers with compensation of the top five executives of each of the companies included in the peer group. In addition, FPC analyzed target compensation for all executive officers as compared to the peer group. The Compensation Committee then used the peer group data, survey information and other relevant factors to establish the 2025 compensation program for our executive officers. These factors provided the framework for compensation decision making and final decisions regarding the compensation opportunity for each executive officer. While the Compensation Committee considered the 50th percentile of the peer group as a benchmark, it did not target a specific percentile to set compensation. Additionally, no single factor was determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable. The below total capitalization data is as of September 30, 2024.

2026 Proxy Statement	47

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Components of Our Compensation Program
The total compensation opportunity for our Named Executive Officers in 2025 incorporated three primary components: base salary, an annual cash and equity incentive award and long-term equity incentive awards subject to both performance-based vesting (earned over a three-year performance period) and service-based vesting (over a four-year period).

Target Compensation Mix
	CEO	Other NEOs	Metrics and Key Features

Base Salary			Set at competitive levels to attract and retain executive talent, with annual peer benchmarking of our Named Executive Officers’ salaries

Annual Cash and Equity Incentive Target
Performance Metrics: A balanced mix of
▶4 separate financial metrics commonly used to measure REIT performance, and
▶individual objectives to align compensation with Company strategic goals
Form of Payment and Vesting: 67% cash and 33% equity. Cash is paid and 34% of the equity vests at the end of the 1-year performance period, with the remaining equity vesting ratably over an additional two years.

Long Term Incentive Equity Target

70% Performance- Based
Performance Metrics:
▶50% relative TSR (Nareit Equity Index)
▶50% relative TSR (Nareit Industrial Index)
Vesting: 75% after 3-year performance period, with the remainder vesting the following year subject to continued employment

30% Service-Based			Vesting: Over four years

Base Salary
The Compensation Committee seeks to provide our executive officers with a level of assured cash compensation in the form of base salaries that are commensurate with their professional status and responsibilities, accomplishments and geographic location. The base salaries are reviewed annually by the Compensation Committee and are adjusted from time to time to recognize competitive market data based on our peer group(s), the officer’s level of responsibility, outstanding individual performance, promotions and internal equity considerations. Based on a consideration of these factors, the base salaries of our Named Executive Officers were increased by a range of 3.8%-5.5% for 2025. The 2024 and 2025 base salaries for each Named Executive Officer and the percentage increase from 2024 to 2025 are shown in the following table:

Named Executive Officer	2025 Salary ($)	2024 Salary ($)	Increase (%)
Marshall A. Loeb	885,000	850,000	4.1
Brent W. Wood	546,000	525,000	4.0
John F. Coleman	535,600	515,000	4.0
R. Reid Dunbar	516,950	490,000	5.5
Ryan M. Collins	437,825	422,000	3.8

48	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Annual Incentive Compensation
Our Named Executive Officers have an opportunity to earn annual incentive awards, paid two-thirds in cash and one-third in equity, designed to reward annual corporate performance and individual performance. Each year the Compensation Committee establishes a target annual incentive award opportunity for each of our Named Executive Officers following a review of their individual scope of responsibilities, experience, qualifications, individual performance and contributions to the Company, as well as an analysis of the surveys and market data based on our peer groups, as discussed previously.

ANNUAL CORPORATE PERFORMANCE (80% / 70%)(1)	+	INDIVIDUAL PERFORMANCE (20% / 30%)(1)	=	ANNUAL INCENTIVE AWARD

				Cash 67%	Equity 33%

(1)The annual incentive award opportunity in 2025 was established by the Compensation Committee with annual corporate performance and individual performance weighted at 80% and 20%, respectively, for Messrs. Loeb and Wood and at 70% and 30%, respectively, for Messrs. Coleman, Collins and Dunbar.
2025 AIP Target Opportunities
The Compensation Committee set the target annual cash incentive and target annual equity incentive each equal to a percentage of annual base salary. If the target goal for a corporate performance metric is achieved, then the corporate performance metric will be deemed to be earned at 100%. If the threshold or maximum goal for a performance metric is achieved, then the corporate performance metric will be deemed to be earned at 50% or 150%, respectively. Results below threshold result in a zero payout and achievement at levels between threshold and maximum are determined via linear interpolation. No more than 150% of the target award may be earned under the AIP.

	Target Annual Cash Incentive		Target Annual Equity Incentive
Named Executive Officer	Percentage of Base Salary (%)	($)	Percentage of Base Salary (%)	($)	Shares (#)(1)
Marshall A. Loeb	193	1,708,050	97	858,450	5,349
Brent W. Wood	133	728,000	67	364,000	2,268
John F. Coleman	93	499,893	47	249,947	1,557
R. Reid Dunbar	93	482,487	47	241,243	1,503
Ryan M. Collins	93	408,637	47	204,318	1,273
(1)Shares valued at a closing stock price at the beginning of the performance period, which was $160.49 at December 31, 2024.

2026 Proxy Statement	49

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
2025 AIP Metrics
2025 AIP Corporate and Individual Performance Goals
The performance metrics and their relative weightings for the 2025 annual cash and equity incentive awards are described below, along with why we believe these were appropriate metrics to use in measuring short-term performance.

FFO PER SHARE	INCREASE IN SAME PNOI (Excluding Income from Lease Terminations)(Cash Basis)	DEBT-TO-EBITDAre RATIO	FIXED CHARGE COVERAGE RATIO	INDIVIDUAL OBJECTIVES

For CEO/CFO:

For Other NEOs:

Rationale	Rationale	Rationale	Rationale	Rationale

•FFO is a commonly used REIT financial metric defined by Nareit
•Allows shareholders to compare operating performance among REITs over time on a consistent basis
•May significantly impact the trading price of a REIT’s common stock and, therefore, may significantly impact TSR

•Operational performance metric measuring growth in our existing real estate portfolio
•Allows shareholders to compare year-over-year improvements in our earnings from established investments and our ability to maintain occupancy and increase rental rates
		•A measure of the Company’s financial condition and operating performance relative to our leverage	•Fixed charge coverage ratio reflects the strength of our balance sheet and our ability to generate sufficient cash flow to meet our debt obligations and continue to pay or increase our dividend
•Assessment of individual contributions to the Company’s financial and operational performance, as well as accomplishments relative to annual objectives
•Incentivizes and rewards individual initiative, achievements and contributions

Each Named Executive Officer was assigned individual goals related to his scope of responsibility and aligned with our overall strategic priorities. These goals account for either 20% or 30% of a Named Executive Officer’s AIP award and may be qualitative or quantitative in nature. In considering the individual performance of the Named Executive Officers, the Compensation Committee evaluated the results of a combination of qualitative and quantitative goals specific to each Named Executive Officer. Our Compensation Committee sets such individual performance goals at rigorous levels, which we believe are sufficiently high to require substantial and sustained performance by the Named Executive Officers to be attained.

50	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
The individual goals given to each Named Executive Officer are strongly influenced by the overall strategic priorities of the Company and quantitative metrics are tied to the financial projections used for the corporate goals included in the AIP. Individual goals vary by Named Executive Officer and include combinations of the following:

•Strength of balance sheet and availability of capital
•Operational performance, including FFO and same PNOI results
•Development/development land acquisitions/value-add acquisitions/operating property acquisitions/property dispositions
•Corporate responsibility initiatives, including environmental data disclosures
•Effective management of human capital, including succession planning, diversity initiatives and expanding the team to accommodate the growth of the company
•Occupancy •Yields and PNOI achieved on development projects •Timely and accurate financial reporting •Satisfaction of debt covenants, REIT compliance and dividend payouts •Effectiveness of cybersecurity

2025 AIP Actual Results
The annual performance goals were based on the initial guidance for 2025 in our February 6, 2025 earnings press release.

Criteria	Weighting for CEO/CFO	Weighting for Other NEOs	Threshold (50%)	Target (100%)	Maximum (150%)	Final Award (% of Target)
							Weighted average of 144% of Target
FFO per diluted share(1)						140%

Increase in Same PNOI excluding income from lease terminations (cash basis)(1)						150%

Debt-to-EBITDAre ratio(1)						150%

Fixed charge coverage ratio(1)						150%

Achievement of individuals goals						Varies – See below

	100%	100%
(1)FFO, Same PNOI Excluding Income from Lease Terminations (Cash Basis), EBITDAre and the Fixed Charge Coverage Ratio are not computed in accordance with GAAP. Refer to Appendix A: Reconciliations of GAAP to Non-GAAP Measures.

2026 Proxy Statement	51

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
2025 AIP Payouts
Based on the Compensation Committee’s analysis of all the foregoing criteria, the Compensation Committee determined that our actual performance resulted in a weighted average of 144% of the target level for Company performance goals (96.0% of maximum) and between threshold and maximum for the individual performance goals (varies by Named Executive Officer, as shown in the table below). The table below summarizes the overall AIP payouts, which were based on the corporate and individual performance goals and weightings for each Named Executive Officer.

Named Executive Officer	% of Target Earned: Company Performance Goals (%)	% of Target Earned: Individual Performance Goals(1) (%)	% of Target Earned: Total Award (%)	Annual Incentive Cash Awards Earned ($)	Annual Incentive Equity Awards Earned (# shares)
Marshall A. Loeb	144	108	137	2,340,029	7,328
Brent W. Wood	144	113	138	1,004,640	3,130
John F. Coleman	144	99	131	654,860	2,040
R. Reid Dunbar	144	127	139	670,657	2,089
Ryan M. Collins	144	83	126	514,883	1,604
(1)For 2025, the individual achievements against individual goals for each of our Named Executive Officers were comprised of the following:
•Mr. Loeb: Maintained strength of balance sheet by achieving a Debt-to-EBITDAre ratio of 3.0x; achieved operational performance measures of $8.98 FFO per diluted share and a 6.7% increase in Same PNOI; advanced our approach to environmental data management and improved our GRESB Real Estate Assessment scores through strengthened corporate responsibility initiatives and enhanced efforts around diversity initiatives; continued investment program during 2025, which included $143.1 million in acquired operating properties; started new development projects with a projected total investment of $178.6 million in 2025; expanded the senior management team to accommodate growth of the Company.
•Mr. Wood: Maintained strength of balance sheet by achieving a Debt-to-EBITDAre ratio of 3.0x; issued common stock under our continuous common equity program in 2025 of $267.0 million; closed $250.0 million of unsecured debt with a weighted average effectively fixed interest rate of 4.13%; advanced our approach to environmental data management and improved our GRESB Real Estate Assessment scores through strengthened corporate responsibility initiatives and enhanced efforts around diversity initiatives; continued focus on cybersecurity effectiveness; met financial reporting timelines, including quarterly and other SEC filings; monitored debt maturities and executed opportunities for re-financing and new capital; actively managed dividends with the Company declaring $5.90 per share annual cash dividends in 2025 and increasing the annual cash dividends declared in 2025 by 10.5%; maintained debt covenant and REIT compliance.
•Mr. Coleman: Achieved operational performance by meeting Same PNOI objectives and achieved slightly below objectives for average occupancy; continued investment program during 2025 with development/operating property acquisitions, specific to his region; achieved below target PNOI objectives related to development properties and exceeded operational goals for development properties that transferred to the operating portfolio.
•Mr. Dunbar: Achieved operational performance by exceeding Same PNOI and average occupancy objectives; continued investment program during 2025 with development/operating property acquisitions, specific to his region; achieved slightly below target PNOI objectives related to development properties and exceeded operational goals for development properties that transferred to the operating portfolio.
•Mr. Collins: Achieved operational performance by meeting Same PNOI objectives and achieved slightly below objectives for average occupancy; continued investment program during 2025 with development/operating property acquisitions, specific to his region; achieved below target PNOI objectives related to development properties.
The annual incentive equity awards, granted in the form of restricted shares, vested 34% on the date the performance results were certified by the Compensation Committee and will vest 33% on each of January 1, 2027 and 2028, subject to continued employment with the Company through each applicable vesting date. Dividends on the annual equity incentive awards accumulate beginning January 1, 2025 and are paid if and when the restricted shares vest.
Long-Term Compensation
Our Named Executive Officers have an opportunity to earn long-term equity incentive awards intended to provide incentives to our executives for the creation of value and the corresponding growth of our stock price over time. The Compensation Committee believes that our long-term equity incentive awards, together with the annual equity incentive awards discussed above, provide an appropriate balance between performance incentive and retention awards since the recipient must remain employed by the Company for an additional period following the performance period in order for the restricted shares to vest.
LTIP Target Opportunities
The Compensation Committee set the target for the three-year LTIP award equal to a percentage of base salary. For each three-year LTIP award, 70% of the target award was performance-based (i.e., TSR-based) and 30% of the target award was service-based. If the target goal for a performance metric is achieved, then the LTIP award will be deemed to be earned at 100%. If the threshold or maximum goal for a performance metric is achieved, then the LTIP award will be deemed to be earned at 50% or 200%, respectively. Results below threshold result in a zero payout and achievement at levels between threshold and maximum

52	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
are determined via linear interpolation. No more than 200% of the target LTIP award may be earned. The service-based portion of the LTIP award vests 25% per year over four years.

Named Executive Officer	Target for the Three-Year LTIP Awards ($)	Target for the Three-Year LTIP Awards (# Total Shares)(1)	Target for the Three- Year LTIP Awards (# Performance-Based Shares)(1)	Three-Year LTIP Awards (# Service- Based Shares)(1)
Marshall A. Loeb	3,248,500	20,241	14,169	6,072
Brent W. Wood	910,000	5,670	3,969	1,701
John F. Coleman	581,360	3,623	2,536	1,087
R. Reid Dunbar	531,720	3,313	2,319	994
Ryan M. Collins	453,595	2,826	1,978	848
(1)Shares valued at a closing stock price at the beginning of the performance period, which was $160.49 at December 31, 2024.
LTIP Performance Goals
The performance goals for the long-term equity incentive awards are based on the Company’s TSR over a three-year period (2025-2027 for awards granted in 2025) and include a one-year service-based component following the end of the performance period. The earned performance-based LTIP awards vest 75% at the end of the performance period and the remainder on January 1 of the following year, subject to the executive officer’s continued service with the Company through such date. The metrics are shown in the following table. Because the performance period is the three-year period ending December 31, 2027, actual results will not be determined until the first quarter of 2028.

Criteria		Weighting	Threshold (50%)	Target (100%)	Maximum (200%)

TSR Compared to Nareit Equity Index Constituents

70%
TSR Compared to Nareit Industrial Index Constituents

Retentive Service-Based Award
100%
Performance to Date for Prior Grants
The Company’s performance to date for LTIP awards granted in 2023, 2024 and 2025 is shown below for the 70% performance-based component, which is based on the Company’s TSR performance over a three-year period:

Performance Period	2023	2024	2025	2026	2027	Status	% Payout
2023-2025 3-Year LTIP Award	100% Complete					Final; Awarded at Maximum	200% of Target
2024-2026 3-Year LTIP Award		67% Complete				Tracking between Threshold and Target	84% of Target(1)
2025-2027 3-Year LTIP Award			33% Complete			Tracking between Target and Maximum	170% of Target(1)
(1)The performance period for these awards remains open and the payout percentage for these awards has not been determined and may be different than the amounts indicated in the table above.

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation

Metric	Weighting	Threshold	Target	Maximum

2023 LTIP Award					Final Result (% of Target)

						Weighted average of 200% of Target

Nareit Equity Index					200%

Nareit Industrial Index Constituents					200%
	100%

2024 LTIP Award					Interim Result (% of Target)

						Weighted average of 84% of Target
Nareit Equity Index					0%

Nareit Industrial Index Constituents					168%
	100%

2025 LTIP Award					Interim Result (% of Target)

						Weighted average of 170% of Target
Nareit Equity Index Constituents					200%

Nareit Industrial Index Constituents					140%
	100%

54	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Other Benefits
Retirement Plans
We have a 401(k) Plan pursuant to which the Company makes matching contributions of 50% of the eligible employee’s contributions (limited to 10% of compensation, as defined by the plan) and may also make annual discretionary contributions. For 2025, the Company made a discretionary contribution of 4.5% of eligible employees’ compensation. The percentages of Company contributions for eligible Named Executive Officers are the same percentages as for other eligible employees. When the Compensation Committee calculates targeted overall compensation for our executive officers, it factors in the benefits expected to be received under the 401(k) Plan.
Perquisites and Other Benefits
The Compensation Committee annually reviews the perquisites that members of senior management receive. The primary perquisite for executive officers is the Company’s provision of life insurance equal to 2.5x base salary up to a maximum amount of $400,000. Executive officers also participate in the same medical insurance plans that the Company provides to other employees. In certain circumstances, we provide reimbursement of reasonable expenses for relocations or substantial changes to the location of an executive officer’s workplace. We do not provide our executive officers automobiles or reimbursement for country clubs, financial planning or things of a similar nature.
Compensation Policies and Procedures
Stock Ownership Guidelines
In order to enhance the alignment of the interests of the directors and management with shareholders, we have instituted stock ownership guidelines that require ownership of Company stock by directors and executive officers who have served in their role as a director or executive officer for a minimum of five years.
The stock ownership guidelines for directors and executive officers are shown below as multiples of annual cash retainers and base salary, respectively.

Role	Stock Ownership Requirement
Director
Chief Executive Officer and President
Executive Vice President
Senior Vice President
Director and executive officer stock ownership is reviewed by the Nominating and Corporate Governance Committee on at least an annual basis, and all directors and executive officers who have served in their role as a director or executive officer for a minimum of five years are currently in compliance.
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale and other dispositions of our securities by our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 12, 2025. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.
Hedging and Pledging Policy
Our Board has adopted a policy that prohibits Company directors, officers and certain designated employees from (i) engaging in any hedging or monetization transactions involving Company securities or from purchasing or selling any put or call option contract or similar instrument with respect to Company securities and (ii) pledging Company securities as collateral for a loan or holding such shares in a margin account.

2026 Proxy Statement	55

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Compensation Recovery (Clawback) Policy
In August 2023, we adopted a Compensation Recovery Policy that replaced our previous Executive Compensation Clawback Policy. If we are required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement, the Compensation Recovery Policy requires (subject to certain limited exceptions described in the policy and permitted by the final clawback rules) that we recover erroneously awarded compensation received by any current or former executive officer in the three fiscal years prior to the date we were required to restate our financial statements that is in excess of the amount that would have been received based on the restated financial statements. In addition, in the event that the Board determines that an executive officer’s misconduct contributed to the cause of the financial restatement, the Compensation Recovery Policy permits the Company to recover up to 100% of the incentive-based compensation received by such executive officer during the three fiscal years preceding the date that we were required to restate our financial statements.
Policies and Practices Related to the Grants of Certain Equity Awards
It is the policy of the Board and the Compensation Committee to not take material nonpublic information into account when determining the timing of equity awards in order to take advantage of a depressed stock price or an anticipated increase in stock price. Similarly, it is our practice not to time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. We do not grant stock options to our employees or executives.
Severance and Change in Control Arrangements
In order to recruit executives and encourage retention of employees, we believe it is appropriate and necessary to provide assurance of certain severance payments if the employee experiences an involuntary termination of employment. Pursuant to our Severance and Change in Control Agreements, in the event an executive officer’s employment is terminated involuntarily by the Company without cause, as defined in the applicable agreement, and provided the employee executes a full and irrevocable release of claims, in a form satisfactory to the Company, promptly following termination, the employee will be entitled to receive certain severance benefits discussed below under the heading “Potential Payments upon Termination or Change in Control” (page 63). We believe that the size of the severance package for each Named Executive Officer is consistent with severance benefits offered by other companies of our size or in our industry to an officer in a similar position.
Our senior management and other employees have built the Company into a successful real estate investment trust and the Board believes that it is important to protect them in the event of a change in control. Further, it is the Board’s belief that the interests of shareholders will be best served if the interests of our senior management are aligned with their interests, and we believe that providing change in control benefits will mitigate any potential reluctance by senior management to pursue potential change in control transactions that may result in their job loss, but which may be in the best interests of shareholders. In the event of a termination of the executive’s employment by the Company other than for breach of duty or disability, each as defined in the applicable agreement, or due to the executive’s death or by the executive for good reason, as defined in the applicable agreement, in either case within 24 months following a change in control, Messrs. Loeb, Wood, Coleman, Collins and Dunbar are eligible to receive a lump sum cash severance payment equal to three times the sum of the executive’s average annual (a) base salary plus (b) cash bonus for the three calendar years prior to the change in control (the “average annual compensation”). The executives are also eligible to be provided life insurance coverage and health insurance coverage for a period of time following termination of employment. Relative to the overall value of the Company, these potential change in control benefits are relatively minor. See “Potential Payments upon Termination or Change in Control” for additional information.
Risk Assessment
In 2025, in consultation with management and FPC, our Compensation Committee’s independent compensation consultant, our Compensation Committee assessed our compensation plans, policies and practices for the Named Executive Officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our Company. This risk assessment included, among other things, a review of our cash and equity incentive compensation plans to ensure that they are aligned with our Company performance goals and overall target total direct compensation to ensure an appropriate balance between fixed and variable pay components. Our Compensation Committee conducts this assessment annually.

56	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the U.S. Internal Revenue Code of 1986 (the “Code”) limits the deductibility of compensation paid by publicly traded corporations to certain "covered employees" to $1 million per year. Treasury regulations finalized in December 2020 apply this limitation to a REIT’s distributive share of compensation paid by its operating partnership to certain current and former executive officers, subject to a grandfather rule for certain arrangements in effect as of December 20, 2019. To the extent compensation paid to executive officers is not deductible under Section 162(m), a greater portion of our shareholder distributions may be treated as taxable dividend income rather than return of capital.
Accounting for Stock-Based Compensation
We follow the FASB ASC Topic 718 for our stock-based compensation awards.
Compensation Committee Interlocks and Insider Participation
As noted above, the Compensation Committee is comprised of four independent directors. Messrs. Bolton, Colleran and Fields each served on the Compensation Committee for the entirety of the year ended December 31, 2025, and Mr. Aloian joined the Compensation Committee at our 2025 Annual Meeting of Shareholders. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or had any other relationships with us requiring disclosure herein. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board, nor has such interlocking relationship existed in the past.
Compensation Committee Report
The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Compensation Committee:
H. ERIC BOLTON JR., CHAIRPERSON
D. PIKE ALOIAN
DONALD F. COLLERAN
DAVID M. FIELDS

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Compensation Tables
Summary Compensation Table
The following table summarizes, for the fiscal years ended December 31, 2025, 2024 and 2023, the amount of compensation earned, or paid by the Company to, the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Marshall A. Loeb Chief Executive Officer and Director (5)	2025	885,000	—	5,896,738	2,340,029	315,627	9,437,394
	2024	850,000	—	4,220,955	1,626,900	425,183	7,123,038
	2023	775,000	—	4,216,711	1,548,450	354,509	6,894,670
Brent W. Wood Executive Vice President and Chief Operating Officer (5)	2025	546,000	—	1,807,499	1,004,640	146,047	3,504,186
	2024	525,000	—	1,594,269	693,000	189,387	3,001,656
	2023	505,000	—	1,671,043	747,400	167,419	3,090,862
John F. Coleman Executive Vice President	2025	535,600	—	1,191,802	654,860	103,743	2,486,005
	2024	515,000	—	1,015,839	472,255	128,698	2,131,792
	2023	495,000	—	1,101,910	516,285	119,218	2,232,413
R. Reid Dunbar President (5)	2025	516,950	—	1,104,899	670,657	94,252	2,386,758
	2024	490,000	—	931,507	449,330	117,670	1,988,507
	2023	460,000	—	1,004,154	479,780	109,125	2,053,059
Ryan M. Collins Executive Vice President	2025	437,825	—	919,549	514,883	83,855	1,956,112
	2024	422,000	—	755,225	363,342	102,770	1,643,337
	2023	405,000	—	877,817	355,388	94,756	1,732,961
(1)The amounts in this column represent the aggregate grant date fair values of the restricted shares of Common Stock and restricted stock units awarded to the Named Executive Officers during the fiscal years ended December 31, 2025, 2024 and 2023, as applicable, determined in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not include any estimated forfeitures related to service-based vesting conditions. The valuation assumptions used in determining such amounts are described in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 11, 2026. In the case of the performance-based restricted stock units granted in 2025, the aggregate grant date fair value is reported assuming the probable outcome of the performance conditions. The maximum values of such restricted stock units as of the grant date were as follows: $10,007,939 for Mr. Loeb, $3,014,658 for Mr. Wood, $1,956,526 for Mr. Coleman, $1,809,582 for Mr. Dunbar and $1,520,242 for Mr. Collins.
(2)The amounts in this column for 2025 represent (i) the performance-based restricted shares awarded in February 2025 with respect to 2024 performance under the 2024 AIP based on individual performance goals, (ii) performance-based restricted shares granted in February 2025 with respect to 2025 performance under the 2025 AIP based on corporate performance goals, (iii) performance-based restricted stock units granted in February 2025 for the three-year LTIP awards and (iv) service-based restricted shares granted in February 2025 for the three-year LTIP awards.
(3)The amounts in this column represent the annual incentive cash awards earned under the Company’s AIP for the applicable fiscal year.
(4)The amounts in this column represent the Company’s contributions under its 401(k) Plan for the Named Executive Officer’s benefit, dividends paid on vested restricted stock, and the amount of premiums paid by the Company for group term life insurance for the Named Executive Officer.

	401(k) Contributions ($)	Restricted Stock Dividends ($)	Life Insurance Premium ($)	Total ($)
Marshall A. Loeb	27,932	287,076	619	315,627
Brent W. Wood	31,683	113,745	619	146,047
John F. Coleman	31,683	71,516	544	103,743
R. Reid Dunbar	27,932	65,701	619	94,252
Ryan M. Collins	27,932	55,304	619	83,855
(5)Current titles shown above. Mr. Wood served as Chief Financial Officer and Treasurer of the Company during 2025. Titles were modified effective January 1, 2026, as noted on pages 28 and 37.

58	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Grants of Plan-Based Awards in 2025

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name/Type of Grant	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Marshall A. Loeb
2025 AIP (Cash)(1)		854,025	1,708,050	2,562,075
2025 AIP (Equity)(2)	2/27/2025				2,140	4,280	6,420		770,357
2025 Three-Year LTIP Award(3)	2/27/2025				7,084	14,169	28,338		3,726,022
2025 Three-Year LTIP Award(4)	2/27/2025							6,072	1,092,899
2024 AIP Awards(5)	2/12/2025							1,719	307,460
Brent W. Wood
2025 AIP (Cash)(1)		364,000	728,000	1,092,000
2025 AIP (Equity)(2)	2/27/2025				908	1,815	2,723		326,682
2025 Three-Year LTIP Award(3)	2/27/2025				1,985	3,969	7,938		1,043,728
2025 Three-Year LTIP Award(4)	2/27/2025							1,701	306,163
2024 AIP Awards(5)	2/12/2025							732	130,926
John F. Coleman
2025 AIP (Cash)(1)		249,947	499,893	749,840
2025 AIP (Equity)(2)	2/27/2025				545	1,090	1,635		196,189
2025 Three-Year LTIP Award(3)	2/27/2025				1,268	2,536	5,071		666,892
2025 Three-Year LTIP Award(4)	2/27/2025							1,087	195,649
2024 AIP Awards(5)	2/12/2025							744	133,072
R. Reid Dunbar
2025 AIP (Cash)(1)		241,244	482,487	723,731
2025 AIP (Equity)(2)	2/27/2025				527	1,053	1,580		189,529
2025 Three-Year LTIP Award(3)	2/27/2025				1,160	2,319	4,638		609,827
2025 Three-Year LTIP Award(4)	2/27/2025							994	178,910
2024 AIP Awards(5)	2/12/2025							708	126,633
Ryan M. Collins
2025 AIP (Cash)(1)		204,319	408,637	612,956
2025 AIP (Equity)(2)	2/27/2025				446	892	1,338		160,551
2025 Three-Year LTIP Award(3)	2/27/2025				989	1,978	3,957		520,155
2025 Three-Year LTIP Award(4)	2/27/2025							848	152,632
2024 AIP Awards(5)	2/12/2025							482	86,211
(1)Represents the 2025 annual cash incentive bonus opportunities under the 2025 AIP. See the description of the annual cash incentive award in the CD&A. The actual amount earned by each Named Executive Officer in 2025 is reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.
(2)Represents the number of restricted stock units that could be earned, based on corporate performance goals only, under the 2025 AIP for 2025 performance. The number of restricted shares earned based on the individual performance goals under the 2025 AIP for 2025 performance were granted on February 11, 2026 and are therefore not included in this table.
(3)Represents the number of restricted stock units that could be earned under the performance-based portion of the three-year LTIP awards pursuant to the 2025 LTIP.
(4)Represents the number of restricted shares under the service-based portion of the three-year LTIP awards pursuant to the 2025 LTIP.
(5)Represents restricted shares awarded on February 12, 2025 in connection with the individual performance goals under the 2024 AIP for 2024 performance.

2026 Proxy Statement	59

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Outstanding Equity Awards at Year-End
The following table summarizes the number of non-fully vested outstanding equity awards held by each of our Named Executive Officers as of December 31, 2025, including awards earned by December 31, 2025 but not vested until 2026. Please refer to the footnotes of the table for further details. None of our Named Executive Officers hold any stock options.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Marshall A. Loeb	691	(2)	123,095
	1,613	(3)	287,340
	3,450	(4)	614,583
	2,279	(5)	405,981
	5,849	(6)	1,041,941
	3,077	(7)	548,137
	6,072	(8)	1,081,666
				21,275	(9)	3,789,929
				9,573	(10)	1,705,334
				28,338	(11)	5,048,131
				6,420	(12)	1,143,659
Brent W. Wood	255	(2)	45,426
	595	(3)	105,993
	1,665	(4)	296,603
	830	(5)	147,856
	2,492	(6)	443,925
	1,072	(7)	190,966
	1,701	(8)	303,016
				7,754	(9)	1,381,298
				3,337	(10)	594,453
				7,938	(11)	1,414,075
				2,723	(12)	485,075
John F. Coleman	164	(2)	29,215
	384	(3)	68,406
	1,150	(4)	204,861
	537	(5)	95,661
	1,698	(6)	302,482
	685	(7)	122,026
	1,087	(8)	193,638
				5,011	(9)	892,660
				2,132	(10)	379,794
				5,071	(11)	903,348
				1,635	(13)	291,259

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
R. Reid Dunbar	148	(2)	26,365
	345	(3)	61,458
	1,068	(4)	190,254
	481	(5)	85,685
	1,615	(6)	287,696
	618	(7)	110,091
	994	(8)	177,071
				4,491	(9)	800,027
				1,922	(10)	342,385
				4,638	(11)	826,213
				1,580	(13)	281,461
Ryan M. Collins	131	(2)	23,336
	307	(3)	54,689
	791	(4)	140,909
	435	(5)	77,491
	1,306	(6)	232,651
	536	(7)	95,483
	848	(8)	151,063
				4,066	(9)	724,317
				1,667	(10)	296,959
				3,957	(11)	704,900
				1,338	(13)	238,351
(1)The market value of such holdings is based on the closing price of a share of the Company’s Common Stock ($178.14) on December 31, 2025, the last trading day of 2025.
(2)Represents remaining 25% of our 2022 LTIP service-based award with a grant date of 3/3/2022 that vested 1/1/2026.
(3)Represents remaining 25% of our 2022 LTIP performance-based award with a TSR performance period of 2022 through 2024 with a grant date of 3/3/2022 that vested 1/1/2026.
(4)Represents remaining 33% of our 2023 Annual Incentive Plan award with grant dates of 3/2/2023 and 2/14/2024 that vested 1/1/2026.
(5)Represents remaining 50% of our 2023 LTIP service-based award with a grant date of 3/2/2023 with equal vesting on 1/1/2026 and 1/1/2027.
(6)Represents remaining 66% of our 2024 Annual Incentive Plan award with grant dates of 2/26/2024 and 2/12/2025 with equal vesting on 1/1/2026 and 1/1/2027.
(7)Represents remaining 75% of our 2024 LTIP service-based award with a grant date of 2/26/2024 with equal vesting on 1/1/2026, 1/1/2027 and 1/1/2028.
(8)Represents our 2025 LTIP service-based award with a grant date of 2/27/2025 with equal vesting on 2/13/2026, 1/1/2027, 1/1/2028 and 1/1/2029.
(9)Represents maximum award under our 2023 LTIP performance-based award with a TSR performance period of 2023 through 2025. In February 2026, the Compensation Committee determined the Company’s relative TSR was at the maximum level and 21,275, 7,754, 5,011, 4,491 and 4,066 shares were earned by Messrs. Loeb, Wood, Coleman, Dunbar and Collins, respectively. The shares vested 75% on the determination date and will vest 25% on 1/1/2027.
(10)Represents target award under our 2024 LTIP performance-based award with a TSR performance period of 2024 through 2026.
(11)Represents maximum award under our 2025 LTIP performance-based award with a TSR performance period of 2025 through 2027.
(12)Represents 80% of the maximum award under our 2025 Annual Incentive Plan that is earned based upon achievement of corporate performance metrics. In February 2026, the Compensation Committee determined the results of the plan and 6,164 and 2,614 shares were earned by Messrs. Loeb and Wood, respectively. The shares vested 34% on the determination date and will vest 33% per year on 1/1/2027 and 1/1/2028. The number of restricted shares earned based on the individual performance goals under the 2025 AIP for 2025 performance were granted on 2/13/2026, and are therefore not included in this table.
(13)Represents 70% of the maximum award under our 2025 Annual Incentive Plan that is earned based upon achievement of corporate performance metrics. In February 2026, the Compensation Committee determined the results of the plan and 1,570, 1,517 and 1,285 shares were earned by Messrs. Coleman, Dunbar and Collins, respectively. The shares vested 34% on the determination date and will vest 33% per year on 1/1/2027 and 1/1/2028. The number of restricted shares earned based on the individual performance goals under the 2025 AIP for 2025 performance were granted on 2/13/2026, and are therefore not included in this table.

2026 Proxy Statement	61

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Option Exercises and Stock Vested
The following table provides information regarding restricted shares and restricted stock units that vested during 2025 for each of the Named Executive Officers. No stock options were granted to or exercised by the Named Executive Officers in 2025, and no options are currently outstanding.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Marshall A. Loeb	21,764	3,656,030
Brent W. Wood	8,774	1,471,112
John F. Coleman	5,634	945,643
R. Reid Dunbar	5,194	871,721
Ryan M. Collins	4,323	726,405
(1)The aggregate value realized upon the vesting of restricted shares and restricted stock units represents the aggregate market price of the shares of Common Stock on the date of vesting.

62	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Potential Payments Upon Termination or Change in Control
The following table shows potential payouts assuming that (i) the Named Executive Officer experienced a qualifying termination not in connection with a change in control; (ii) the Company experienced a change in control (where all outstanding equity awards were assumed, continued, or substituted by the successor); and (iii) the Company experienced a change in control (where all outstanding equity awards were assumed, continued, or substituted by the successor) and the Named Executive Officer experienced a qualifying termination on such date, in each case, on December 31, 2025.

Name and Form of Payment	Termination without Cause, not in connection with a Change in Control ($)		Change in Control ($)	Termination without Breach of Duty or Resignation with Good Reason, each in connection with a Change in Control ($)		Death ($)		Disability ($)		Retirement ($)
Marshall A. Loeb
Lump sum cash payment	4,742,344	(1)	—	7,113,516	(2)	2,371,172	(3)	221,250	(4)	—
Healthcare and other insurance benefits	—		—	60,000	(5)	—		—		—
Value of acceleration of unvested equity awards	4,380,501	(6)	—	11,657,030	(7)	9,314,276	(8)	9,314,276	(8)	9,314,276	(9)
Total	9,122,845		—	18,830,546		11,685,448		9,535,526		9,314,276
Brent W. Wood
Lump sum cash payment	2,470,066	(1)	—	3,705,099	(2)	1,235,033	(3)	136,500	(4)	—
Healthcare and other insurance benefits	—		—	60,000	(5)	—		—		—
Value of acceleration of unvested equity awards	1,642,332	(6)	—	4,092,548	(7)	3,394,924	(8)	3,394,924	(8)	3,394,924	(9)
Total	4,112,398		—	7,857,647		4,629,957		3,531,424		3,394,924
John F. Coleman
Lump sum cash payment	2,004,194	(1)	—	3,006,291	(2)	1,002,097	(3)	133,900	(4)	—
Healthcare and other insurance benefits	—		—	60,000	(5)	—		—		—
Value of acceleration of unvested equity awards	1,088,448	(6)	—	2,646,752	(7)	2,201,016	(8)	2,201,016	(8)	2,201,016	(9)
Total	3,092,642		—	5,713,043		3,203,113		2,334,916		2,201,016
R. Reid Dunbar
Lump sum cash payment	1,893,054	(1)	—	2,839,581	(2)	946,527	(3)	129,238	(4)	—
Healthcare and other insurance benefits	—		—	60,000	(5)	—		—		—
Value of acceleration of unvested equity awards	1,005,144	(6)	—	2,426,382	(7)	2,020,527	(8)	2,020,527	(8)	—
Total	2,898,198		—	5,325,963		2,967,054		2,149,765		—
Ryan M. Collins
Lump sum cash payment	1,562,610	(1)	—	2,343,915	(2)	781,305	(3)	109,456	(4)	—
Healthcare and other insurance benefits	—		—	60,000	(5)	—		—		—
Value of acceleration of unvested equity awards	830,477	(6)	—	2,069,624	(7)	1,721,705	(8)	1,721,705	(8)	—
Total	2,393,087		—	4,473,539		2,503,010		1,831,161		—
(1)Represents 2x average annual compensation for 2025.
(2)Represents 3x average annual compensation for 2025.
(3)Represents 1x average annual compensation for 2025.
(4)Represents 90 days of continuation of base salary.

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Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
(5)Represents payment of premiums for life insurance coverage and health plan coverage for 24 months. The value of the payments in this column are based on an estimate of the Company’s cost to provide such benefits to an executive officer equal to $30,000 per year.
(6)Represents the acceleration of all service-based stock awards, including performance-based awards that were previously earned but remain subject to service-based vesting at the date of termination, based on our closing stock price of $178.14 per share as of December 31, 2025, the last trading day of the year, plus accrued dividends.
(7)Represents the acceleration of all service-based stock awards, including performance-based awards that were previously earned but remain subject to service-based vesting at the date of termination, and all performance-based stock awards, assuming that performance criteria are deemed to be achieved at the target level, based on our closing stock price of $178.14 per share as of December 31, 2025, the last trading day of the year, plus accrued dividends.
(8)Represents the acceleration of all service-based stock awards, including performance-based awards that were previously earned but remain subject to service-based vesting at the date of termination, and all performance-based stock awards, pro-rated for the portion of the performance period that the executive was employed and assuming that performance criteria are deemed to be achieved at the target level, based on our closing stock price of $178.14 per share as of December 31, 2025, the last trading day of the year, plus accrued dividends.
(9)Represents, for employees who meet the age and service requirements under the Company’s Retirement Policy, which is described in further detail below, the full acceleration of all service-based stock awards, including performance-based awards that were previously earned but remain subject to service-based vesting at the date of retirement (presumed to be December 31, 2025, for purposes of this disclosure) and all performance-based stock awards, pro-rated for the portion of the performance period that the executive was employed and assuming that performance criteria are deemed to be achieved at the target level, based on our closing stock price of $178.14 per share as of December 31, 2025, the last trading day of the year, plus accrued dividends.
For purposes of the footnotes above, average annual compensation means an amount equal to the annual average of the sum of (i) the executive’s annual base salary from the Company plus (ii) the amount of cash bonus paid by the Company to the executive, in each case for the average of the three calendar years that ended immediately before (or, if applicable, coincident with) a specified date, provided that: (A) any such year in which the executive was not employed by the Company is excluded from the averaging period; and (B) the base salary and cash bonus for any such year that reflects a partial year of employment is annualized.
The Company accrues dividends on all stock awards beginning with the first day of the applicable performance period. The accrued dividends are delivered to the executive officer when the stock awards vest. The value of the stock awards in the above table includes the actual value of the dividends accrued with respect to each stock award that is no longer subject to performance criteria.
Protection Period
Pursuant to Severance and Change in Control Agreements, each of our executive officers is entitled to severance payments and benefits if his or her employment is terminated (i) by the Company without “cause,” (ii) due to the executive’s death, or (iii) within 24 months following a “change in control” by the Company other than for death, disability or “breach of duty”, or by the executive’s resignation for “good reason” (as each term is defined in the Severance and Change in Control Agreement) (each, a “Qualifying Termination”).
In connection with Mr. Dunbar’s and Mr. Collins’ promotion to Executive Vice President in January 2025, their Severance and Change in Control Agreements were amended to align their severance benefits with those provided to our other executive officers with title of Executive Vice President or above. Such amendments increased (i) the protection period following a change in control from 18 months to 24 months, and (ii) cash severance payments from 1.5 times their average annual compensation (or, 2.5 times for a termination following a “change in control” within the protection period, by the Company other than for death, disability or “breach of duty”, or by the executive’s resignation for “good reason” (a “Change in Control Termination”)) to 2 times their average annual compensation (or, 3 times for a Change in Control Termination), and (iii) the duration of post-termination life insurance coverage and health plan coverage for a Change in Control Termination from 18 months to 24 months following the date of termination.
Cash Severance Payment
Upon a Qualifying Termination, the cash portion of each executive’s severance is paid in lump-sum and is based upon the executive’s average annual compensation as follows:

	Termination without Cause, not in connection with a Change in Control	Termination without Breach of Duty or Resignation with Good Reason, each in connection with a Change in Control	Death
Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer and Executive Vice Presidents	2 times	3 times	1 times
As a condition of the receipt of the cash severance payment not in connection with a change in control and not due to death, the executive must execute a waiver and release agreement, in a form satisfactory to the Company, that releases the Company and all affiliates from any and all claims of any nature whatsoever, including, without limitation, any and all statutory claims, and may not revoke the waiver and release within any revocation period required by law or permitted by the Company.
Additionally, in the event of a disability, each Severance and Change in Control Agreement provides that the executive shall continue to be paid his or her base salary and remain employed by the Company during the first 90 days of his or her disability.
Benefits
Pursuant to the Severance and Change in Control Agreements, if the Company terminates an executive's employment, other than for breach of duty or disability, or an executive resigns from employment for good reason within 24 months following a change in

64	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
control, the Company will provide each executive officer with life insurance coverage and health plan coverage substantially comparable to the coverage the executive was receiving from the Company immediately before termination of employment. In each case, these benefits will continue for a period of 24 months following the date of termination.
Equity Acceleration upon an Executive’s Death or Disability
The award agreements for stock awards awarded under the Company’s 2023 Equity Incentive Plan provide that the vesting of all service-based restricted shares, including performance-based awards for which the performance period has ended that remain subject to service-based vesting, will be fully accelerated upon the executive’s death or disability. Additionally, the award agreements for stock awards awarded under the Company’s 2023 Equity Incentive Plan generally provide that, upon an executive’s death or disability, a pro-rated portion of performance-based awards for which the performance period is not completed shall be accelerated based on the portion of the performance period that the executive was employed and assuming that performance criteria are deemed to be achieved at the target level.
Equity Acceleration upon a Termination without Cause
The award agreements for stock awards awarded under the Company’s 2023 Equity Incentive Plan provide that the vesting of all service-based restricted shares, including performance-based awards for which the performance period has ended that remain subject to service-based vesting, will be fully accelerated upon the executive’s termination of employment by the Company without cause.
Equity Acceleration upon a Change in Control
Pursuant to the Company’s 2023 Equity Incentive Plan, if awards thereunder are not continued, assumed or replaced by the successor corporation in connection with a change in control, then (i) each service-based award, including any performance-based award for which the performance period has ended that remains subject to service-based vesting, shall become fully vested, and (ii) each performance-based award for which the performance period has not completed shall be deemed to have achieved the target performance level and shall become vested.
Equity Acceleration upon Certain Terminations of Employment following a Change in Control
Pursuant to the Company’s 2023 Equity Incentive Plan, if and to the extent that awards thereunder are continued, assumed or replaced by the successor corporation in connection with a change in control and the executive’s employment is terminated within the two years following the change in control by the Company or its successor for any reasons other than “cause” or by the executive for “good reason” (as each term is defined in the plan), then (i) each service-based award, including any performance-based award for which the performance period has ended that remains subject to service-based vesting, shall be fully accelerated, and (ii) each performance-based award for which the performance period has not completed shall be deemed to achieve the target performance level and shall become vested.
Additionally, although none of our Named Executive Officers have received any stock options or stock appreciation rights as of December 31, 2025, each Severance and Change in Control Agreement provides that if the executive’s employment is terminated within 24 months following a change in control by the Company other than for death, disability or breach of duty, or due to the executive’s resignation for good reason, then all outstanding stock options and stock appreciation rights issued to the executive by the Company with respect to common stock of the Company shall become immediately exercisable.
Retirement Policy
In 2019, the Compensation Committee adopted a Retirement Policy for Equity Awards (the “Retirement Policy”) that applies to all employees who receive equity awards. Pursuant to such policy, in the event of an employee’s “retirement,” as defined in the Retirement Policy, subject to the execution and non-revocation of a noncompetition agreement, (i) all time-based equity awards held by the employee shall accelerate and become fully vested on the earlier of (1) 12 months from the date the employee gives notice of his or her retirement and (2) the original vesting date of the award; and (ii) a pro-rated portion of performance-based equity awards held by the employee shall remain eligible to vest at the end of the performance period based upon achievement of the applicable performance metrics and any portion of the performance-based award that is earned at the end of the performance period shall be immediately fully vested. In the event that the employee breaches the terms of the noncompetition agreement, (a) the employee shall be required to return the shares underlying equity awards for which vesting was accelerated or permitted to continue or, if the employee no longer holds such shares, repay the Company the value of such equity awards and (b) shall forfeit the unvested portion of any performance-based awards held by the employee that remain outstanding and unvested on the date of breach.

2026 Proxy Statement	65

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
CEO Pay Ratio
For 2025, the total compensation of our Chief Executive Officer as reported in the Summary Compensation Table (page 58) was $9,437,394 and for the median employee was $145,765. The resulting ratio of the Chief Executive Officer’s pay to the pay of the median employee for fiscal year 2025 was 65 to 1.
The median employee utilized for 2024 and 2025 is the same employee identified in 2023 because there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the pay ratio disclosure. In 2023, we identified the median employee using our entire employee population, excluding our Chief Executive Officer, consisting of 93 full-time employees and 1 part-time employee on December 1, 2023. We identified the median employee based on gross wages paid in the 12-month period ended December 1, 2023. We did not annualize any compensation or make any assumptions, adjustments or estimates with respect to gross wages paid in the period. As required by SEC rules, after identifying our median employee, we calculated annual total compensation for both our median employee and our CEO using the same methodology that we used to determine our Named Executive Officers’ total annual compensation for the Summary Compensation Table.
This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions. Given the different methodologies that companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
Pay Versus Performance
The following tables and discussion summarize the relationship between the compensation actually paid, calculated in accordance with Item 402(v) of Regulation S-K (“Compensation Actually Paid”), to our principal executive officer (“PEO”) and the average Compensation Actually Paid to our other Named Executive Officers and certain financial performance results for our last five completed fiscal years, calculated in the manner required by Item 402(v) of Regulation S-K. The tables and the associated narrative and graphical disclosure should be viewed together for a more complete presentation of such relationship over the time periods presented.
The calculations and analysis below do not necessarily reflect the Company’s approach to aligning executive compensation with performance. For information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with financial performance, refer to the Compensation Discussion and Analysis on page 39 of this proxy statement.

	Summary Compensation Table Total for PEO ($)(1) (2)	Compensation Actually Paid to PEO ($)(2) (3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1) (4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3) (4)	Value ($) of Initial Fixed $100 Investment Based On:
Year					Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return($)(5)(6)	Net Income (in thousands) ($)(7)	FFO Per Diluted Share ($)(8)
2025	9,437,394	12,189,367	2,583,265	3,253,686	148.98	137.82	257,458	8.98
2024	7,123,038	3,198,715	2,191,323	1,229,579	138.42	123.25	227,807	8.35
2023	6,894,670	11,324,343	2,277,324	3,441,758	153.53	113.35	200,548	7.79
2022	5,467,097	(36,469)	1,875,710	435,024	120.29	99.67	186,274	7.00
2021	5,397,019	14,229,431	1,681,057	4,026,839	179.73	131.78	157,638	6.09
(1)The dollar amounts reported represent the total compensation for the PEO and the average total compensation for the other Named Executive Officers, in each cased as reported in the Summary Compensation Table for the applicable year.
(2)For all years presented, the PEO is Marshall A. Loeb, serving as Chief Executive Officer, President, and Director. See management team changes effective January 1, 2026, as noted on pages 28 and 37.
(3)The dollar amounts reported represent the Compensation Actually Paid for our PEO and the average Compensation Actually Paid for our other Named Executive Officers, as computed in accordance with SEC rules, but do not reflect the actual amount of compensation received by our PEO or other Named Executive Officers during the applicable year. Fair value or change in fair value, as applicable, of equity awards in the Compensation Actually Paid columns was determined by reference to (a) for restricted share awards (excluding performance-based stock awards), the closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price, (b) for performance-based stock awards that are not market based, the same valuation methodology as restricted share awards above except year-end values are multiplied by the probability of achievement as of each such date, and (c) for market-based performance-based stock awards, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end dates. For the portion of Compensation Actually Paid that is based on year-end stock prices, the following prices were used: $178.14, $160.49, $183.54, $148.06, $227.85, and $138.06 for years ended 2025, 2024, 2023, 2022, 2021, and 2020, respectively. Compensation Actually Paid reflects the following adjustments from total compensation reported in the Summary Compensation Table:

66	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation

	PEO ($)	Average Other Named Executive Officers ($)
Total Reported in 2025 Summary Compensation Table (“SCT”)	9,437,394	2,583,265
Less, Value of Stock Awards Reported in SCT	(5,896,738)	(1,255,937)
Plus, Year-End Value of Awards Granted in Fiscal Year that are Outstanding and Unvested	6,121,687	1,277,301
Plus (or Minus), Change in Fair Value of Prior Year Awards that are Outstanding and Unvested	2,270,012	568,876
Plus, Vesting Date Fair Value of Awards Granted this Year and that Vested this Year	104,633	40,557
Plus (or Minus), Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	152,379	39,624
Minus, Prior Year-End Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	2,751,973	670,421
Compensation Actually Paid for Fiscal Year 2025	12,189,367	3,253,686

	PEO ($)	Average Other Named Executive Officers ($)
Total Reported in 2024 SCT	7,123,038	2,191,323
Less, Value of Stock Awards Reported in SCT	(4,220,955)	(1,074,210)
Plus, Year-End Value of Awards Granted in Fiscal Year that are Outstanding and Unvested	3,509,838	901,846
Plus (or Minus), Change in Fair Value of Prior Year Awards that are Outstanding and Unvested	(3,335,259)	(828,565)
Plus, Vesting Date Fair Value of Awards Granted this Year and that Vested this Year	123,469	39,536
Plus (or Minus), Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	(1,416)	(351)
Minus, Prior Year-End Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	(3,924,323)	(961,744)
Compensation Actually Paid for Fiscal Year 2024	3,198,715	1,229,579

	PEO ($)	Average Other Named Executive Officers ($)
Total Reported in 2023 SCT	6,894,670	2,277,324
Less, Value of Stock Awards Reported in SCT	(4,216,711)	(1,163,731)
Plus, Year-End Value of Awards Granted in Fiscal Year that are Outstanding and Unvested	5,648,593	1,574,180
Plus (or Minus), Change in Fair Value of Prior Year Awards that are Outstanding and Unvested	2,724,847	673,240
Plus, Vesting Date Fair Value of Awards Granted this Year and that Vested this Year	68,067	23,942
Plus (or Minus), Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	204,877	56,803
Minus, Prior Year-End Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	4,429,673	1,164,434
Compensation Actually Paid for Fiscal Year 2023	11,324,343	3,441,758

	PEO ($)	Average Other Named Executive Officers ($)
Total Reported in 2022 SCT	5,467,097	1,875,710
Less, Value of Stock Awards Reported in SCT	(2,956,285)	(826,293)
Plus, Year-End Value of Awards Granted in Fiscal Year that are Outstanding and Unvested	2,256,774	646,922
Plus (or Minus), Change in Fair Value of Prior Year Awards that are Outstanding and Unvested	(4,391,500)	(1,151,722)
Plus, Vesting Date Fair Value of Awards Granted this Year and that Vested this Year	121,406	36,794
Plus (or Minus), Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	(533,961)	(146,387)
Minus, Prior Year-End Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	(5,503,566)	(1,440,686)
Compensation Actually Paid for Fiscal Year 2022	(36,469)	435,024

2026 Proxy Statement	67

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation

	PEO ($)	Average Other Named Executive Officers ($)
Total Reported in 2021 SCT	5,397,019	1,681,057
Less, Value of Stock Awards Reported in SCT	(3,028,367)	(759,494)
Plus, Year-End Value of Awards Granted in Fiscal Year that are Outstanding and Unvested	6,253,558	1,574,699
Plus (or Minus), Change in Fair Value of Prior Year Awards that are Outstanding and Unvested	5,453,289	1,490,384
Plus, Vesting Date Fair Value of Awards Granted this Year and that Vested this Year	88,020	24,863
Plus (or Minus), Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	65,912	15,330
Minus, Prior Year-End Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	8,832,412	2,345,782
Compensation Actually Paid for Fiscal Year 2021	14,229,431	4,026,839
(4)For all years presented, the non-PEO Named Executive Officers include: R. Reid Dunbar, Executive Vice President; Brent W. Wood, Executive Vice President and Chief Financial Officer; John F. Coleman, Executive Vice President; and Ryan M. Collins, Executive Vice President. (See pages 28 and 37 for management team changes effective January 1, 2026.)
(5)Value assumes $100 invested on December 31, 2020.
(6)For the relevant fiscal year, represents the cumulative TSR of the Peer Group, defined as the FTSE Nareit Equity REITs Index, a published industry index.
(7)Represents net income computed in accordance with GAAP.
(8)The Company selected FFO per diluted share as its Company-Selected Financial Measure. FFO is a commonly used operating performance measure of REITs used to evaluate the performance of the Company's investments in real estate assets and its operating results and is defined by Nareit. FFO is not computed in accordance with GAAP. Refer to Appendix A: Reconciliations of GAAP to Non-GAAP Measures.
Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is intended to motivate our executives to achieve short-term and long-term objectives and build sustainable long-term value for our Company. We believe the Compensation Committee’s emphasis on pay-for-performance in the design of its executive compensation programs aligns the interests of shareholders and management. The Compensation Actually Paid in each of the five years reported above and over the five-year cumulative period is reflective of the Company’s level of achievement for a variety of pre-established performance measures under its annual and long-term incentive plans. The most important financial performance measures used by the Company to link Compensation Actually Paid to the Company’s Named Executive Officers, for the most recently completed fiscal year, to the Company’s performance are as follows:

FFO Per Diluted Share(1)(2)
Change in Same PNOI Excluding Income from Lease Terminations (Cash Basis)(1)(3)
Debt-to-EBITDAre Ratio(1)(4)
Company TSR Compared to FTSE Nareit Equity REITs Index Constituents(5)
(1)FFO, Same PNOI Excluding Income from Lease Terminations (Cash Basis) and EBITDAre are not computed in accordance with GAAP. Refer to Appendix A: Reconciliations of GAAP to Non-GAAP Measures.
(2)FFO is a commonly used operating performance measure of REITs used to evaluate the performance of the Company's investments in real estate assets and its operating results.
(3)Same PNOI Excluding Income from Lease Terminations (Cash Basis) is a non-GAAP, property-level supplemental measure of performance used to evaluate the performance of the Company's investments in real estate assets and its operating results on a same property basis.
(4)Debt-to-EBITDAre Ratio is a non-GAAP measure used to analyze the Company's financial condition and operating performance relative to its leverage.
(5)The Company's TSR relative to that of the FTSE Nareit Equity REITs and Nareit Industrial REITs Index Constituents over a three-year period is a metric included in the Company's multi-year long-term incentive plans.

68	EastGroup Properties

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
Relationship Disclosure
We believe the Compensation Actually Paid in each of the five years reported above and over the five-year cumulative period is reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the Compensation Actually Paid fluctuated year over year, primarily due to our TSR and our levels of achievement against pre-established performance goals under our annual and long-term incentive plans.
TOTAL SHAREHOLDER RETURN AND PEER GROUP TOTAL SHAREHOLDER RETURN
NET INCOME

2026 Proxy Statement	69

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
FFO PER DILUTED SHARE
Equity Compensation Plan Information
The following table summarizes the Company’s equity compensation plan information as of December 31, 2025. The Company does not maintain any equity compensation plans which are not approved by shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	78,152 (2)	—	1,330,959
(1)Includes the 2023 Equity Incentive Plan.
(2)This number represents shares subject to outstanding performance-based stock awards, assuming the target level of performance.

70	EastGroup Properties

Stock Ownership Information
Security Ownership of Certain Beneficial Owners and Management
As of March 31, 2026, we had 53,755,161 shares of common stock outstanding. Based on filings made under Section 13(d) and Section 13(g) of the Exchange Act reporting ownership of shares and percent of class as of the dates reported in such filings, the only persons known by us to be beneficial owners of more than 5% of our common stock as of March 31, 2026 were as follows:

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned		Percent of Common Stock(1)
The Vanguard Group Inc.	6,652,922	(2)	12.4%
100 Vanguard Boulevard Malvern, PA 19355
BlackRock, Inc.	5,769,357	(3)	10.7%
50 Hudson Yards New York, NY 10001
Cohen & Steers, Inc.	2,862,958	(4)	5.3%
1166 Avenue of the Americas, 30th Floor New York, NY 10036
(1)Based on the number of shares of Common Stock outstanding as of March 31, 2026, which was 53,755,161 shares of Common Stock.
(2)Based on a review of the Schedule 13G/A filed on February 13, 2024 by The Vanguard Group Inc. (“Vanguard”). The Schedule 13G/A discloses that, as of December 29, 2023, Vanguard had shared voting power with respect to 54,432 shares of Common Stock, sole dispositive power with respect to 6,550,142 shares of Common Stock and shared dispositive power with respect to 102,780 shares of Common Stock. Vanguard subsequently reported on the Schedule 13G/A filed on March 26, 2026, that due to an internal realignment, it no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by various Vanguard subsidiaries and/or business divisions. Vanguard also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with Vanguard will report beneficial ownership separately (on a disaggregated basis).
(3)Based on a review of the Schedule 13G filed on April 28, 2025 by BlackRock, Inc. The Schedule 13G discloses that, as of March 31, 2025, BlackRock, Inc. had sole voting power as to 5,595,834 shares of Common Stock and sole dispositive power with respect to 5,769,357 shares of Common Stock.
(4)Based on a review of the Schedule 13G filed on November 14, 2025 by Cohen & Steers, Inc. The Schedule 13G discloses that, as of September 30, 2025, Cohen & Steers, Inc. had sole voting power with respect to 1,649,193 shares of Common Stock and sole dispositive power with respect to 2,862,958 shares of Common Stock.
Security Ownership of Directors and Officers
The following table sets forth certain information available to the Company with respect to shares of Common Stock beneficially owned by each director, each nominee for director, each executive officer and all directors, nominees and executive officers as a group, as of March 31, 2026. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of Common Stock deemed outstanding includes shares of the Company’s Common Stock beneficial ownership of which may be acquired by the persons listed in the table below at any time within 60 days of March 31, 2026. Unless otherwise noted below, the address of each person listed on the table is c/o EastGroup Properties, Inc., 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157.

2026 Proxy Statement	71

Stock Ownership Information

	Common Stock Beneficially Owned
Name	Number of Shares		% of Common Stock(1)
D. Pike Aloian	35,509	(2)	*
H. Eric Bolton, Jr.	15,609		*
Donald F. Colleran	7,256		*
David M. Fields	3,328		*
Pamela J. Kessler	100		*
Mary E. McCormick	24,134		*
Katherine M. Sandstrom	4,611		*
Marshall A. Loeb	167,634		*
Brent W. Wood	121,342		*
John F. Coleman	101,489		*
Ryan M. Collins	22,305		*
R. Reid Dunbar	26,038		*
All directors, nominees and executive officers as a group (14 persons)	549,844	(3)	1.0%
*    Less than 1.0%.
(1)Based on the number of shares of Common Stock outstanding as of March 31, 2026, which was 53,755,161 shares of Common Stock.
(2)Includes 7,522 shares of Common Stock beneficially owned by Mr. Aloian’s spouse, as to which he disclaims beneficial ownership.
(3)Includes the shares of Common Stock owned by Pamela J. Kessler, director nominee.
Certain Transactions and Relationships
Change in Control Agreements
The Company has entered into a Severance and Change in Control agreement with each of the Company’s executive officers. See “Potential Payments Upon Termination or Change in Control” above.
Related-Party Transactions Policies and Procedures
The Board has adopted a written Related Person Transaction Policy, which was most recently updated in March 2023 and states that the Company’s Audit Committee is responsible for reviewing the material facts of all related person transactions prior to the Company entering into such transaction if the amount involved exceeds $120,000 or the transaction is otherwise material to the Company or the related person. A related person transaction is any transaction in which the Company is a participant and a related person has a direct or indirect material interest. A related person is defined as (i) any director or executive officer of the Company, (ii) any director nominee, (iii) any security holder known to the Company to beneficially own more than 5% of any class of the Company’s voting securities, or (iv) any immediate family member of any of the persons listed in items (i) - (iii). In reviewing any related person transaction, the Audit Committee will take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to the Company than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances, whether the related person transaction is otherwise consistent with the interests of the Company and its stockholders, and the extent of the related person’s interest in the related person transaction. If the Audit Committee is not made aware of a related person transaction for which approval is required, upon becoming aware of such transaction, the Audit Committee will promptly review the terms of the transaction and may approve and ratify it and will determine the appropriate disclosure, if any, of such transaction. The policy requires any director who may be interested in a related person transaction to recuse themselves from any consideration of such related person transaction.

72	EastGroup Properties

Other Matters
Other Matters
The management of the Company does not know of any other matters to come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.
About the 2026 Annual Meeting of Shareholders
What is the purpose of the Meeting?
At the Meeting, shareholders will be asked to elect the seven director nominees named in this proxy statement for a one-year term, ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and approve, by a non-binding, advisory vote, the compensation of our Named Executive Officers. In addition, management will report on the performance of the Company and respond to questions from shareholders at management’s discretion.
Who is entitled to vote?
All shareholders of record as of the close of business on Friday, March 20, 2026 (the “Record Date”) are entitled to vote at the Meeting. As of the Record Date, 53,755,161 shares of Common Stock were issued and outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each item submitted to shareholders for consideration.
Why didn’t I automatically receive a paper copy of the proxy statement, proxy card and Annual Report?
SEC rules allow us to furnish proxy materials to our shareholders electronically. In an effort to lower the costs of delivery of proxy materials, as well as to reduce our use of paper, we have elected to take advantage of these rules by only mailing materials to those shareholders who specifically request a paper copy. On or around April 10, 2026, all shareholders were mailed a Notice Regarding the Availability of Proxy Materials that contains an overview of the proxy materials and explains several methods by which shareholders can view the proxy materials online or request to receive a copy of proxy materials via regular mail or email. There is NO charge for requesting a copy of the proxy materials.
I live with other stockholders. Will we each get our own copy of the proxy materials?
If you and other residents at your mailing address own shares of our Common Stock in street name through the same institution, your broker, bank or other nominee may have sent you a notice that your household will receive only one 2025 Annual Report, Notice of Annual Meeting and proxy statement. This procedure, known as “householding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce our printing and postage costs. If you consented or were deemed to have consented to householding, your broker, bank or other nominee may send one copy of our proxy materials to your address for all residents that own shares of our Common Stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our 2025 Annual Report, Notice of Annual Meeting and proxy statement, you may be able to request householding by contacting your broker, bank or other nominee.
If you wish to request extra copies free of charge of our 2025 Annual Report or proxy statement, please send your request to the Secretary of the Company at 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157 or call us with your request at (601) 354-3555.
The Company’s 2025 Annual Report to Stockholders and a copy of the 2025 Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, are being made available to stockholders concurrently with this proxy statement. The 2025 Annual Report to Stockholders and Form 10-K, however, are not part of the proxy solicitation materials. A copy of any or all exhibits to our Annual Report on Form 10-K, and a copy of the Code of Ethics and Business Conduct, may be obtained free of charge by writing to the Company’s Secretary at 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157 or by accessing www.investor.eastgroup.net.

2026 Proxy Statement	73

Other Matters
How can I get electronic access to the proxy materials?
The Notice Regarding the Availability of Proxy Materials includes a website address that will:
•Provide you with instructions on how to view our proxy materials on the Internet; and
•Enable you to notify us to send future proxy materials to you by email.
Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Can I find additional information on the Company’s website?
Yes. Our website is located at www.eastgroup.net. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our Code of Ethics and Business Conduct, Corporate Governance Guidelines, charters of committees of our Board and reports that we file with the SEC. A paper copy of our Code of Ethics and Business Conduct, Corporate Governance Guidelines and each of the charters of our Board committees may be obtained free of charge by writing to EastGroup Properties, Inc., 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157, Attention: Investor Relations.
Why are we having a virtual meeting?
We believe conducting the Meeting in a virtual format allows greater accessibility for shareholders to attend.
How do I attend the virtual meeting and can I ask questions during the meeting?
All shareholders of record at the close of business on March 20, 2026, or their designated proxies, will be able to attend and participate in the Meeting online by accessing www.virtualshareholdermeeting.com/EGP2026 and following the log in instructions below. Even if you plan to attend the Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Meeting.
Access to the Virtual Meeting. The virtual Meeting will begin promptly at 8:00 a.m., Central Time. Online access to the Meeting will open approximately 15 minutes prior to the start of the Meeting to allow time for you to log in and test the computer audio system. We encourage our shareholders to access the Meeting prior to the start time.
Log in Instructions. To attend the Meeting, log in at www.virtualshareholdermeeting.com/EGP2026. Registered shareholders will need their unique 16-digit control number, which appears on the Notice Regarding the Availability of Proxy Materials sent to them (if they received a printed copy of the proxy materials). If you are not a registered shareholder but you hold shares in “street name” (i.e., your shares are held in an account maintained by a bank, broker, or other nominee) and you do not have a control number, please contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the Meeting.
Voting and Submitting Questions at the Virtual Meeting. Shareholders will be able to vote electronically and submit questions during the virtual Meeting. You are entitled to vote at the Meeting if you were a shareholder as of the close of business on March 20, 2026. Shareholders will be able to ask questions or make comments relating to each proposal at a time designated by the Meeting chairperson. All questions presented should relate directly to the agenda item under discussion. We reserve the right to exclude questions regarding topics that are not pertinent to Meeting matters or Company business in the chairperson’s sole and absolute discretion. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
Technical Assistance. If you encounter any difficulties accessing the virtual Meeting platform during the check-in time that begins 15 minutes prior to the start of the Meeting or during the virtual Meeting, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/EGP2026.

74	EastGroup Properties

Other Matters
How do I vote?
Voting During the Virtual Meeting
If you are a “registered owner” or “record holder” (i.e., you hold your shares in your own name as a holder of record with our transfer agent, Equiniti Shareowner Services), you may attend the Meeting virtually and vote your shares during the Meeting. If you are a “beneficial owner” because your bank, broker or similar organization is the holder of your shares (i.e., your shares are held in “street name”) and you wish to vote during the Meeting, you will need to obtain a “legal proxy” from the bank, broker or similar organization that holds your shares of Common Stock of record. If you attend the Meeting and you submit your vote during the Meeting, any previous votes that you submitted by mail or authorized via the Internet or by telephone will be superseded by the vote that you cast during the Meeting. Instructions for voting during the Meeting can be obtained by calling us at (601) 354-3555.
Voting by Proxy for Shares Registered Directly in the Name of the Shareholder
If you hold your shares of Common Stock in your own name as a holder of record with our transfer agent, Equiniti Shareowner Services, you may also instruct the proxy holders named in the proxy card how to vote your shares of Common Stock in one of the following ways:

VOTE ONLINE	VOTE BY TELEPHONE	VOTE BY REGULAR MAIL

You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have a shareholder identification number, which is provided in the Notice Regarding the Availability of Proxy Materials.
	If you received printed materials, you also have the option to vote by telephone by following the “Vote by Phone” instructions on the proxy card.	If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

Voting by Proxy for Shares Registered in Street Name
If your shares of Common Stock are held in street name, you will receive instructions from your bank, broker or similar organization that you must follow in order to have your shares voted.
Regardless of how you choose to vote, your vote is important to us and we encourage you to vote promptly.
What happens if I return my proxy card without voting on all proposals?
When you return a properly executed proxy card, the proxy holders named in the proxy card, Marshall A. Loeb and Staci H. Tyler, will vote the shares that the proxy card represents in accordance with your directions. If you return the signed proxy card with no direction on a proposal, the proxy holders will vote your proxy FOR each of the Board’s seven director nominees named in this proxy statement, FOR the ratification of the independent registered public accounting firm for the fiscal year ending December 31, 2026, and FOR the approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers as disclosed in this proxy statement.
Will there be any other items of business on the agenda?
Pursuant to the Company’s bylaws and SEC rules, shareholder proposals must have been received by February 21, 2026 to be considered at the Meeting. To date, we have received no shareholder proposals and we do not expect any other items of business. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Marshall A. Loeb and Staci H. Tyler with respect to any other matters that might be properly brought before the Meeting. Those persons intend to vote that proxy in accordance with their best judgment.
How many votes are needed to hold the Meeting?
In order to conduct the Meeting, the presence, in person at the virtual Meeting or by properly executed proxy, of the holders of shares of Common Stock entitled to cast a majority (i.e., greater than 50%) of all the votes entitled to be cast at the Meeting, is necessary to constitute a quorum. Shares of Common Stock represented by a properly signed, dated and returned proxy card, or proxies submitted by telephone or online, including abstentions and broker non-votes, will be treated as present at the Meeting for purposes of determining a quorum.

2026 Proxy Statement	75

Other Matters
How many votes are needed to approve each proposal?
Proposal 1 concerns the election of the seven director nominees named in this proxy statement for a one-year term. The votes cast “For” a nominee must exceed the votes cast “Against” the nominee for the nominee to be elected. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved as they do not count as votes cast for such matter. If a nominee fails to receive more “For” votes than votes cast “Against” and is an incumbent director, the nominee is required to tender a resignation to the Nominating and Corporate Governance Committee of the Board for consideration. If the resignation is not accepted, the nominee will continue to serve as director until the next annual meeting and until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal.
Proposal 2 concerns ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. This proposal will be approved if the votes cast “For” the proposal exceed the votes cast “Against” the proposal. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved. Even though the vote is advisory and non-binding, the Audit Committee of the Board will consider a vote against the firm by the shareholders in selecting the Company’s independent registered public accounting firm in the future.
Proposal 3 concerns approval, by a non-binding, advisory vote, of the compensation of the Named Executive Officers disclosed in the section of this proxy statement entitled “Compensation Discussion and Analysis” and the tables and narrative that follow. For the non-binding, advisory vote to be approved, the votes cast “For” the proposal must exceed the votes cast “Against” this proposal. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.
Can I change my vote after I have voted?
Yes. You can revoke your proxy and change your vote at any time before the polls close at the Meeting. You can do this by:
•filing with the Secretary of the Company a written revocation;
•signing and submitting another proxy with a later date; or
•attending the Meeting, withdrawing the proxy and voting during the Meeting.
How do I submit a proposal for the 2027 Annual Meeting?
If a shareholder wishes to have a proposal considered for inclusion in the Company’s proxy statement for the 2027 Annual Meeting of Shareholders, the shareholder must submit the proposal in writing to the Secretary of the Company at 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157 so that the Company receives the proposal by December 11, 2026.
If the proposal is not intended to be included in the Company’s proxy statement, a qualified shareholder intending to introduce a proposal or nominate a director at the 2027 Annual Meeting of Shareholders should give written notice to the Company’s Secretary not later than February 20, 2027 and not earlier than January 21, 2027 (although these dates may be adjusted in the event that the date of the 2027 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after the anniversary date of the Meeting).
Shareholders also are advised to review the Company’s bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of shareholder proposals and director nominations.
In addition to the foregoing, shareholders that intend to solicit proxies for the Company’s 2027 Annual Meeting of Shareholders in support of director nominees other than the Company’s nominees must provide a notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
Will anyone contact me regarding this vote?
No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, email or other electronic means or personal interviews. In addition, we reserve the right to solicit proxies through our directors, officers and employees (who will receive no additional compensation for those services). We anticipate that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.
Who has paid for this proxy solicitation?
The Company has paid the entire expense of this proxy statement and any additional materials furnished to shareholders.

76	EastGroup Properties

Appendix A: Reconciliations of GAAP to Non-GAAP Measures
EastGroup Properties, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Years Ended December 31,
	2025	2024	2023
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$257,402	227,751	200,491
Depreciation and amortization	216,732	189,411	171,078
Company’s share of depreciation from unconsolidated investment	124	125	124
Depreciation and amortization attributable to noncontrolling interest	(5)	(5)	(5)
Gain on sales of real estate investments	—	(8,751)	(17,965)
Gain on sales of non-operating real estate	—	(362)	(446)
FUNDS FROM OPERATIONS (“FFO”) ATTRIBUTABLE TO COMMON STOCKHOLDERS	474,253	408,169	353,277
Gain on involuntary conversion and business interruption claims	(1,763)	(1,708)	(4,187)
FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS, EXCLUDING GAIN ON INVOLUNTARY CONVERSION AND BUSINESS INTERRUPTION CLAIMS	$472,490	406,461	349,090
NET INCOME	$257,458	227,807	200,548
Interest expense (1)	32,113	38,956	47,996
Depreciation and amortization	216,732	189,411	171,078
Company’s share of depreciation from unconsolidated investment	124	125	124
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)	506,427	456,299	419,746
Gain on sales of real estate investments	—	(8,751)	(17,965)
Gain on sales of non-operating real estate	—	(362)	(446)
EBITDA FOR REAL ESTATE (“EBITDAre”)	$506,427	447,186	401,335
Debt	$1,627,275	1,503,562	1,674,827
Debt-to-EBITDAre ratio (2)	3.0	3.2	3.9
EBITDAre	$506,427	447,186	401,335
Interest expense (1)	32,113	38,956	47,996
Interest and fixed charge coverage ratio	15.8	11.5	8.4
DILUTED PER COMMON SHARE DATA FOR EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$4.87	4.66	4.42
FFO attributable to common stockholders	$8.98	8.35	7.79
FFO attributable to common stockholders, excluding gain on involuntary conversion and business interruption claims	$8.95	8.31	7.70
Weighted average shares outstanding for EPS and FFO purposes — Diluted	52,814	48,911	45,331
(1)Net of capitalized interest of $21,730, $19,823 and $16,235 for the years ended December 31, 2025, 2024 and 2023, respectively.
(2)Calculated as Debt divided by annualized 4th quarter EBITDAre.

2026 Proxy Statement	77

Appendix A: Reconciliations of GAAP to Non-GAAP Measures
EastGroup Properties, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Continued)
(IN THOUSANDS)

	Years Ended December 31,
	2025	2024	2023 (3)
NET INCOME	$257,458	227,807	200,548
Gain on sales of real estate investments	—	(8,751)	(17,965)
Gain on sales of non-operating real estate	—	(362)	(446)
Interest income	(900)	(1,334)	(879)
Other revenue	(1,919)	(2,199)	(4,412)
Indirect leasing costs	839	785	582
Depreciation and amortization	216,732	189,411	171,078
Company’s share of depreciation from unconsolidated investment	124	125	124
Interest expense (1)	32,113	38,956	47,996
General and administrative expense (2)	23,960	20,619	16,757
Noncontrolling interest in PNOI of consolidated joint ventures	(62)	(62)	(62)
PROPERTY NET OPERATING INCOME (“PNOI”)	528,345	464,995	413,321
PNOI from 2024 and 2025 acquisitions	(31,330)	(8,152)	*
PNOI from 2024 and 2025 development and value-add properties	(26,096)	(14,592)	*
PNOI from 2024 and 2025 operating property dispositions	(40)	(380)	*
Other PNOI	1,089	208	*
SAME PNOI (Straight-Line Basis)	471,968	442,079	*
Lease termination fee income from same properties	(1,181)	(2,192)	*
SAME PNOI, EXCLUDING INCOME FROM LEASE TERMINATIONS (Straight-Line Basis)	470,787	439,887	*
Straight-line rent adjustments for same properties	(9,659)	(7,345)	*
Acquired leases — Market rent adjustment amortization for same properties	(1,849)	(2,179)	*
SAME PNOI, EXCLUDING INCOME FROM LEASE TERMINATIONS (Cash Basis)	$459,279	430,363	*
(1)Net of capitalized interest of $21,730, $19,823 and $16,235 for the years ended December 31, 2025, 2024 and 2023, respectively.
(2)Net of capitalized development costs of $7,451, $8,181 and $10,472 for the years ended December 31, 2025, 2024 and 2023, respectively.
(3)Same property metrics are not applicable to the year ended December 31, 2023, as the same property metrics for 2025 and 2024 are based on operating properties owned during the entire current and prior year reporting periods (January 1, 2024 through December 31, 2025).

78	EastGroup Properties

400 West Parkway Place, Suite 100, Ridgeland, MS 39157 601.354.3555 For more information, please visit: www.eastgroup.net

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EGP2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87787-P46035

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EASTGROUP PROPERTIES, INC.

The Board of Directors recommends you vote FOR all the director nominees listed in proposal 1:

1. Election of Director Nominees to serve for a one-year term until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Nominees:

	For	Against	Abstain
1a. D. Pike Aloian	☐	☐	☐
1b. H. Eric Bolton, Jr.	☐	☐	☐
1c. Donald F. Colleran	☐	☐	☐
1d. David M. Fields	☐	☐	☐
1e. Pamela J. Kessler	☐	☐	☐
1f. Marshall A. Loeb	☐	☐	☐
1g. Mary E. McCormick	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals 2 and 3:

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

V87788-P46035

EASTGROUP PROPERTIES, INC.
Annual Meeting of Shareholders
May 21, 2026 8:00 a.m., Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints MARSHALL A. LOEB and STACI H. TYLER, or either of them, as Proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote all shares of common stock, $0.0001 par value per share, of EastGroup Properties, Inc., which the undersigned would be entitled to vote at the Annual Meeting of Shareholders (the "Meeting") to be held virtually at www.virtualshareholdermeeting.com/EGP2026, on Thursday, May 21, 2026, at 8:00 a.m., Central Time, or any adjournment or postponement thereof, and directs that the shares represented by this Proxy shall be voted as indicated on the reverse. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders with respect to such meeting, the proxy statement and the 2025 Annual Report, and revokes any proxy heretofore given with respect to such meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. The Board of Directors recommends a vote FOR the election of all of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3. If no direction is made, this Proxy will be voted FOR the election of all of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3, and will be voted in the discretion of the Proxies named herein with respect to any additional matter as may properly come before the Meeting or any adjournment or postponement thereof. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote the shares unless you sign and return this card.

Continued and to be signed on reverse side